                                                                  EXECUTION COPY

                                 SPX CORPORATION






                                       AND






                       UNITED DOMINION INDUSTRIES LIMITED



                                   ---------


                                MERGER AGREEMENT

                                      As of

                                 March 10, 2001

                                   ---------

                                TABLE OF CONTENTS

MERGER AGREEMENT..........................................................................1

ARTICLE 1 INTERPRETATION..................................................................1

    Section 1.1       Definitions.........................................................1

    Section 1.2       Singular, Plural, etc..............................................12

    Section 1.3       Deemed Currency....................................................12

    Section 1.4       Headings, etc......................................................12

    Section 1.5       Date for any Action................................................12

    Section 1.6       Governing Law......................................................12

    Section 1.7       Attornment.........................................................13

    Section 1.8       Schedules..........................................................13

    Section 1.9       Objectives.........................................................14

    Section 1.10      Knowledge..........................................................14

ARTICLE 2 THE ARRANGEMENT................................................................15

    Section 2.1       Implementation Steps by UDI........................................15

    Section 2.2       Implementation Steps by SPX........................................16

    Section 2.3       Interim Order......................................................17

    Section 2.4       Articles of Arrangement............................................17

    Section 2.5       Circular...........................................................17

    Section 2.6       Securities Compliance..............................................18

    Section 2.7       Preparation of Filings.............................................18

ARTICLE 3 PUBLICITY......................................................................20

    Section 3.1       Publicity..........................................................20

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

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SPX..........................................21

    Section 4.1       Representations and Warranties.....................................21

    Section 4.2       Survival...........................................................21

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF UDI..........................................21

    Section 5.1       Representations and Warranties.....................................21

    Section 5.2       Survival...........................................................21

ARTICLE 6 CONDUCT OF BUSINESS............................................................22

    Section 6.1       Conduct of Business by UDI.........................................22

    Section 6.2       Transfer of Assets.................................................25

ARTICLE 7 COVENANTS OF UDI...............................................................25

    Section 7.1       No Solicitation....................................................25

    Section 7.2       Interim Order and Final Order......................................27

ARTICLE 8 COVENANTS OF SPX...............................................................28

    Section 8.1       Covenants of SPX...................................................28

    Section 8.2       Employment Agreement...............................................28

    Section 8.3       Officers and Directors Insurance...................................29

    Section 8.4       Indemnities........................................................29

    Section 8.5       Compensation; Benefit Plans........................................30

ARTICLE 9 MUTUAL COVENANTS...............................................................31

    Section 9.1       Notification of Certain Matters....................................31

    Section 9.2       Anti-Trust and Investment Canada Act Filings.......................31

    Section 9.3       Other Filings......................................................32

    Section 9.4       Additional Agreements..............................................32

    Section 9.5       Access to Information..............................................33

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

    Section 9.6          Closing Matters.................................................33

ARTICLE 10 CONDITIONS....................................................................33

    Section 10.1         Mutual Conditions Precedent.....................................33

    Section 10.2         Additional Conditions Precedent to the Obligations of SPX.......35

    Section 10.3         Additional Conditions Precedent to the Obligations of UDI.......36

    Section 10.4         Satisfaction of Conditions......................................36

ARTICLE 11 TERMINATION, AMENDMENT AND WAIVER.............................................37

    Section 11.1         Termination.....................................................37

    Section 11.2         Effect of Termination...........................................38

    Section 11.3         Amendment.......................................................41

    Section 11.4         Waiver..........................................................41

ARTICLE 12 GENERAL PROVISIONS............................................................41

    Section 12.1         Notices.........................................................41

    Section 12.2         Miscellaneous...................................................43

    Section 12.3         Assignment......................................................43

    Section 12.4         Expenses........................................................43

    Section 12.5         Severability....................................................44

    Section 12.6         Counterpart Execution...........................................44

    Section 12.7         Parties in Interest.............................................44

ARTICLE 1 INTERPRETATION................................................................B-1

    Section 1.1          Definitions....................................................B-1

    Section 1.2          Sections and Headings..........................................B-5

    Section 1.3          Currency.......................................................B-5

    Section 1.4          Number, Gender and Persons.....................................B-5

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

ARTICLE 2 ARRANGEMENT...................................................................B-5

    Section 2.1       Binding Effect....................................................B-5

    Section 2.2       Arrangement.......................................................B-6

    Section 2.3       Anti-Dilution Provisions.........................................B-11

ARTICLE 3 RIGHTS OF DISSENT............................................................B-12

    Section 3.1       Rights of Dissent................................................B-12

ARTICLE 4 CERTIFICATES, FRACTIONAL ENTITLEMENTS AND SETTLEMENT PROCEDURES..............B-13

    Section 4.1       Issuance of Certificates Representing SPX Common Shares..........B-13

    Section 4.2       Distributions with Respect to Unsurrendered Certificates.........B-14

    Section 4.3       Lost Certificates................................................B-14

    Section 4.4       No Fractional Shares.............................................B-14

    Section 4.5       Withholding Rights...............................................B-15

    Section 4.6       Extinction of Rights.............................................B-15

ARTICLE 5 AMENDMENTS...................................................................B-16

    Section 5.1       Amendments to Plan of Arrangement................................B-16

ARTICLE 6 FURTHER ASSURANCES...........................................................B-16

    Section 6.1       Further Assurances...............................................B-16


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

                                MERGER AGREEMENT

                  This Agreement made as of the 10th day of March, 2001, between SPX Corporation, a corporation duly incorporated under and governed by the Laws of the State of Delaware (hereafter referred to as "SPX"), and United Dominion Industries Limited, a corporation duly continued under and governed by the CBCA (hereafter referred to as "UDI").

                  THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

         SECTION 1.1 DEFINITIONS.

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

         "1933 ACT" means the United States Securities Act of 1933, as the same has been and may hereafter from time to time be amended;

         "ACQUISITION PROPOSAL" means, in respect of UDI or its subsidiaries or their respective assets, any inquiries, proposals or offers (other than any of the foregoing made by or on behalf of SPX) or any transaction regarding (i) any amalgamation, plan of arrangement, merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving UDI or any of its subsidiaries, (ii) any sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of any material portion (which, for greater certainty, shall be deemed to be anything in excess of 15% in book value) of the assets of UDI and its subsidiaries, taken as a whole, other than any divestitures described in Section 6.1 of the UDI Disclosure Letter, (iii) any take-over bid, exchange offer or similar transaction or series of related transactions made by any Person or group of Persons, directly or indirectly, involving the acquisition or lock-up of, or any acquisition by any Person or group of Persons, directly or indirectly, of beneficial ownership of, or the formation of any group of Persons to acquire beneficial ownership of, (x) that number of UDI Shares which, when added to the number of UDI Shares then beneficially owned, directly or indirectly, by such Person or group of Persons, is 10% or more of the then outstanding UDI Shares if such Person or group of Persons has announced (including by filing with the SEC a Schedule 13D or an amendment thereto) a plan or proposal that relates to a matter described in any of clauses (a) through (j) of item 4 of Schedule 13D or (y) that number of UDI Shares which, when added to the number of UDI Shares then beneficially owned, directly or indirectly, by such Person or group of Persons, is 20% or more of the then outstanding UDI Shares irrespective of any announcement, or (iv) any other substantially similar transaction or series of related transactions that would hinder the consummation of the transactions contemplated by, or otherwise defeat the purposes of, this Agreement, including for greater certainty any sale of UDI Shares (other than pursuant to the exercise of UDI Options outstanding on the date hereof and listed on Section E.4 of the UDI Disclosure Letter);

         "AFFECTED EMPLOYEES" has the meaning set forth in Section 8.5;

         "AFFILIATE" has the meaning set forth in the CBCA;

         "AGREEMENT", "THIS AGREEMENT", "HEREIN", "HERETO", and "HEREOF" and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time and, where applicable, to the appropriate Schedules annexed hereto;

         "AMALCO" means the corporation resulting from the Amalgamation (as defined in the Plan of Arrangement);

         "AMALCO SPECIAL SHARE" means a special share in the capital of Amalco;

         "ANTI-TRUST FILINGS" has the meaning set forth in Section 9.2(1);

         "ARC" means an advance ruling certificate issued pursuant to Section 102 of the Competition Act;

         "ARRANGEMENT" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions hereof or the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order;

         "ARRANGEMENT RESOLUTION" means the special resolution of the UDI Shareholders, to be substantially in the form and content of Schedule "A" annexed hereto;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of UDI in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

         "BUSINESS COMBINATION" has the meaning set forth in Section 11.2(2);

         "BUSINESS DAY" means any day except a Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New
         York) or Toronto (in the Province of Ontario) or Muskegon (in the State of Michigan) are authorized or required by applicable Law to close;

         "CANADIAN COMPETITION BUREAU" means the Competition Bureau administered by the Competition Commissioner;

         "CANADIAN PENSION PLAN" means any "registered pension plan" as that term is defined in Subsection 248(1) of the ITA;

         "CBCA" means the Canada Business Corporations Act, as the same has been and may hereafter from time to time be amended;

         "CERTIFICATE" means the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

         "CIRCULAR" means the joint notice of the UDI Meeting and the SPX Meeting and accompanying joint management proxy circular, including all appendices thereto, to be sent to UDI Shareholders in connection with the UDI Meeting, and to SPX Shareholders in connection with the SPX Meeting, as the same may be amended from time to time or, if SPX and UDI elect for UDI to utilize a separate management proxy circular and for SPX to utilize a separate proxy statement, then "Circular" means such management proxy circular and such proxy statement, or either of them;

         "CODE" means the United States Internal Revenue Code of 1986, as the same has been and may hereafter from time to time be amended;

         "COMPETITION ACT" means the Competition Act (Canada), as the same has been and may hereafter from time to time be amended;

         "COMPETITION ACT APPROVAL" means that (i) the Competition Commissioner shall have issued an ARC in respect of the Transactions, or (ii) the applicable waiting period under Section 123 of the Competition Act shall have expired or been the subject of early termination by the Competition Commissioner, the Competition Commissioner or his delegate shall through a letter or favourable advisory opinion have advised SPX in writing that he is of the view that grounds do not exist to initiate proceedings in respect of the Transactions before the Competition Tribunal under the merger provisions of the Competition Act at the then current time and any terms and conditions attached to any such advice shall be acceptable to SPX in its reasonable judgement, and the Competition Commissioner shall not have advised SPX in writing that he has determined to commence an inquiry in respect of the Transactions under Section 10 of the Competition Act;

         "COMPETITION COMMISSIONER" means the Commissioner of Competition appointed under the Competition Act;

         "COMPETITION TRIBUNAL" means the Competition Tribunal established under the Competition Tribunal Act (Canada);

         "CONFIDENTIALITY AGREEMENT" means the confidentiality and standstill agreement between SPX and UDI dated August 9, 2000;

         "CONTRACT" has the meaning set forth in Section D.21;

         "COURT" means the Ontario Superior Court of Justice;

         "DIRECTLY EXCHANGED UDI COMMON SHARES" has the meaning ascribed thereto in the Plan of Arrangement.

         "DIRECTOR" means the Director appointed pursuant to Section 260 of the CBCA;

         "DISSENT RIGHTS" has the meaning ascribed thereto in the Plan of Arrangement;

         "DISSENTING SHAREHOLDER" has the meaning ascribed thereto in the Plan of Arrangement;

         "EFFECTIVE DATE" means the date shown on the Certificate, provided that such date occurs on or prior to the Outside Date;

         "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date;

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as the same has been and may hereafter from time to time be amended;

         "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with UDI or SPX, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with UDI or SPX, as applicable, under Section 414(o) of the Code, or is under "common control" with UDI or SPX, as applicable, within the meaning of Section 4001(a)(14) of ERISA;

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as the same has been and may hereafter from time to time be amended;

         "EXCHANGE RATIO" has the meaning ascribed thereto in the Plan of Arrangement, which, unless adjusted pursuant to the terms of this Agreement, shall be 0.2353;

         "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

         "GOVERNMENTAL AUTHORITY" means any government, parliament, legislature, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, court or other law, rule or regulation-making entity having jurisdiction or exercising executive, legislative, judicial, regulatory or administrative powers on behalf of any federation or nation, or any province, territory, state or other subdivision thereof or any municipality, district or other subdivision thereof, including, for greater certainty and without limitation, any Securities Authorities, the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the Competition Commissioner and the Canadian Competition Bureau;

         "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination, award, directive or citation entered by or with any Governmental Authority;

         "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same has been and may hereafter from time to time be amended;

         "INCLUDING" or "INCLUDE" means including without limitation;

         "INDEMNITY RIGHTS" has the meaning set forth in Section 8.4;

         "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3;

         "INVESTMENT CANADA ACT" means the Investment Canada Act, as the same has been and may hereafter from time to time be amended;

         "INVESTMENT CANADA ACT APPROVAL" means the receipt of a notice under the Investment Canada Act that the Minister designated under the Investment Canada Act is satisfied or deemed to be satisfied, on terms and conditions reasonably satisfactory to SPX, that the Transactions are likely to be of net benefit to Canada;

         "ITA" has the meaning set forth in Section E.14(3);

         "LAWS" means all statutes, codes, regulations, statutory rules, orders, decrees, published policies, published guidelines and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority (including the TSE and the NYSE), and the term "applicable" with respect to such Laws, and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities (all references herein to a specific statute being deemed to include all applicable rules, regulations, rulings, orders and forms made or promulgated under such statute and the published policies and published guidelines of the Governmental Authorities administering such statute);

         "LETTER OF TRANSMITTAL" means the Letter of Transmittal (including an election form) for use by UDI Shareholders in connection with the Arrangement;

         "MATERIAL ADVERSE EFFECT" when used in connection with SPX or UDI, means a change or effect that (i) is or would reasonably be expected to be materially adverse to the assets, business, operations, results of operations or financial condition of SPX and its subsidiaries, taken as a whole, or UDI and its subsidiaries, taken as a whole, as applicable, or (ii) would reasonably be expected to prevent or substantially delay consummation of the Transactions;

         "MERGECO" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the CBCA and be a direct wholly-owned subsidiary of SPX Subco No. 4;

         "MULTI-EMPLOYER PLAN" has the meaning set forth in Section D.16(g);

         "NYSE" means The New York Stock Exchange, Inc.;

         "OFFICER OBLIGATIONS" means any obligations or liabilities of UDI or any of its subsidiaries to pay any amount to their respective officers, directors, or employees, and, without limiting the generality of the foregoing, shall include the obligations of UDI or any of its subsidiaries to their respective officers, directors or employees: (i) for severance or termination payments on the change of control of UDI pursuant to any executive, change-in-control, involuntary severance or termination Contract or severance policy (including those payments set out in Section E.16 of the UDI Disclosure Letter) ("CHANGE IN CONTROL PAYMENT OBLIGATIONS"); and (ii) for retention bonus payments pursuant to any retention bonus program (including those payments set out in Section E.16(k) of the UDI Disclosure Letter) ("RETENTION PAYMENT Obligations");

         "OUTSIDE DATE" means July 31, 2001, or such later date or dates as may be mutually agreed to from time to time by the parties to this Agreement;

         "PENSION PLAN" means each benefit plan (other than a Multi-Employer
         Plan) which is an "employee pension benefit plan" within the meaning of
         Section 3(2) of ERISA;

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status;

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule "B" annexed hereto and any amendments or variations thereto made in accordance with the provisions hereof or the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order;

         "REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Governmental Authority set out in Schedule "C" annexed hereto;

         "REPLACEMENT OPTION" has the meaning ascribed thereto in the Plan of Arrangement;

         "REPRESENTATIVES" has the meaning set forth in Section 9.5(1);

         "SEC" means the United States Securities and Exchange Commission;

         "SECURITIES AUTHORITIES" means the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof and, if applicable, in the United States and each of the states thereof, including the TSE and the NYSE;

         "SECURITIES LAWS" means, collectively, the CBCA, the Securities Act (Ontario) and the equivalent legislation in the other provinces and territories of Canada, the 1933 Act, the Exchange Act, applicable "blue sky" or securities laws of the United States or any state thereof and any other applicable securities Laws, all as the same have been or may from time to time be amended, as well as the rules, regulations, by-laws and policies of the TSE and the NYSE;

         "SPX" means SPX Corporation, a corporation duly incorporated under and governed by the Laws of the State of Delaware;

         "SPX BENEFIT PLANS" means all arrangements, agreements, programs or policies, whether funded or unfunded, relating to any employees with respect to which SPX or any of its subsidiaries has any liability or contingent liability, including (A) any of the foregoing relating to
         (i) retirement savings or pensions, including any defined benefit pension plan, defined contribution plan, Canadian Pension Plan or other registered retirement savings plan, thrift and saving plan or supplemental pension or retirement plan, or (ii) employee welfare benefits, as defined for purposes of Section 3(1) of ERISA, and (B) all other employee benefit and compensation plans, including salary continuation, vacation, unemployment benefits, profit sharing, incentive, bonus, mortgage assistance, termination indemnity or severance pay benefits;

         "SPX BOARD RECOMMENDATION" has the meaning set forth in Section D(2);

         "SPX CANADIAN PENSION PLAN" means any Canadian Pension Plan maintained or contributed to, or required to be contributed to, by SPX or any of its subsidiaries or with respect to which SPX or any of its subsidiaries has any liability;

         "SPX COMMON SHARES" means the common shares in the capital stock of SPX, par value US$10.00 per share;

         "SPX CONTRACT" has the meaning set forth in Section D.21;

         "SPX DISCLOSURE LETTER" means that certain letter of SPX of even date herewith and delivered by SPX to UDI;

         "SPX GOVERNING DOCUMENTS" means the certificate of incorporation and by-laws of SPX;

         "SPX INTELLECTUAL PROPERTY" has the meaning set forth in Section D.18;

         "SPX MEETING" means the special meeting of SPX Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Laws to consider certain matters in connection with the Arrangement;

         "SPX PARTIES" means SPX, SPX Subco No. 1, SPX Subco No. 2, SPX Subco No. 3, SPX Subco No. 4, MergeCo and any other subsidiary of SPX that may be organized by SPX to effectuate the Arrangement;

         "SPX REGISTRATION STATEMENT" has the meaning set forth in Section
         2.6(2);

         "SPX RESOLUTION" means the resolution of SPX Shareholders to implement certain matters referred to in this Agreement including, to the extent required, the acquisition of UDI and the issuance of the SPX Transaction Shares;

         "SPX SECURITIES" has the meaning set forth in Section D.4;

         "SPX SECURITIES REPORTS" has the meaning set forth in Section D.9;

         "SPX SHARE ARRANGEMENTS" has the meaning set forth in Section D.4;

         "SPX SHAREHOLDERS APPROVAL" has the meaning set forth in Section D.8;

         "SPX SHAREHOLDERS" means the holders of SPX Common Shares;

         "SPX SUBCO NO. 1" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the Laws of the State of Delaware and be a direct wholly-owned subsidiary of SPX;

         "SPX SUBCO NO. 2" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the Laws of the State of Delaware and be a direct wholly-owned subsidiary of SPX;

         "SPX SUBSIDIARY SECURITIES" has the meaning set forth in Section
         D.11(a);

         "SPX SUBCO NO. 3" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the Laws of the State of Delaware, 50% of the voting shares of which will, at the Effective Time, be held by each of SPX Subco No. 1 and SPX Subco No. 2;

         "SPX SUBCO NO. 4" means an unlimited liability company which will, at the Effective Time, have been duly formed under and be governed by the Laws of the Province of Nova Scotia and be a direct wholly-owned subsidiary of Subco No. 3;

         "SPX TRANSACTION SHARES" means the SPX Common Shares to be delivered pursuant to the Arrangement, together with the associated preferred stock purchase rights;

         "STOCK OPTION PLAN" means, collectively, the 1990 Stock Option and Restricted Stock Plan of UDI, the 1994 Stock Option and Restricted Stock Plan of UDI, and the 1999 Stock Option and Restricted Stock Plan of UDI;

         "SUBSIDIARY" has the meaning set forth in the CBCA;

         "SUPERIOR ACQUISITION PROPOSAL" means any written Acquisition Proposal which is for 50% or more of the outstanding UDI Shares or all or substantially all of the assets of UDI and its subsidiaries, which is, in the reasonable opinion of UDI's Board of Directors, more favorable to UDI and its shareholders than the Transactions, and which is not subject to any financing or due diligence condition; provided, however, that, without limiting the foregoing, an Acquisition Proposal shall not constitute a Superior Acquisition Proposal unless, in the written opinion (with only customary qualifications) of UDI's independent financial advisors, the value of the consideration to be paid in the Acquisition Proposal is more favourable to the UDI Shareholders from a financial point of view than the Transaction Consideration. Reference in the foregoing definition to the Transactions and Transaction Consideration shall include, as applicable, any proposed alteration of the terms of this Agreement submitted by SPX in writing in response to such Acquisition Proposal;

         "TAXES" means any and all federal, state, provincial, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, net income, alternative or add-on minimum tax, franchises, windfall or other profits, capital, gross receipts, property, sale, use, goods and services, capital stock, payroll, employment, Canada or Quebec Pension Plan contributions, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of customs duties, excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another Person, as a transferee or successor, under U.S. Treas. Reg.
         Section 1.1502-6 or any analogous provision of Law or otherwise;

         "TAX RETURN" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax;

         "TERMINATION FEE" has the meaning set forth in Section 11.2(2);

         "TRIGGERING EVENT" has the meaning set forth in Section 11.2(2);

         "THIRD PARTY" has the meaning set forth in Section 7.1(2);

         "TRANSACTION EXPENSES" has the meaning set forth in Section 12.4(1);

         "TRANSACTIONS" means the transactions contemplated by this Agreement;

         "TRANSACTION CONSIDERATION" means (1) in respect of holders of Directly Exchanged UDI Common Shares, in respect of such shares, SPX Transaction Shares at the Exchange Ratio, and (2) in respect of holders of all other UDI Common Shares (other than Dissenting Shareholders and Mergeco), a fractional interest in an Amalco Special Share as provided in the Plan of Arrangement and SPX Transaction Shares at the Exchange Ratio;

         "TSE" means the Toronto Stock Exchange Inc.;

         "UDI" means United Dominion Industries Limited, a corporation duly continued under and governed by the CBCA;

         "UDI BENEFIT PLAN" means all arrangements, agreements, programs or policies, whether funded or unfunded, relating to any employees with respect to which UDI or any of its subsidiaries has any liability or contingent liability, including (A) any of the foregoing relating to (i) retirement savings or pensions, including any defined benefit pension plan, defined contribution plan, Canadian Pension Plan or other registered retirement savings plan, thrift and saving plan or supplemental pension or retirement plan, or (ii) employee welfare benefits, as defined for purposes of Section 3(1) of ERISA, and (B) all other employee benefit and compensation plans, including salary continuation, vacation, unemployment benefits, profit-sharing, incentive, bonus, mortgage assistance, termination indemnity, or severance pay benefits, but excluding for purposes of Section 8.5 only the UDI Deferred Compensation Plan and the UDI Non-Qualified Voluntary Directors Deferred Compensation Plan (collectively, the "DEFERRED COMPENSATION PLANS"), which SPX acknowledges that, immediately prior to the Effective Time, UDI shall terminate in accordance with their terms, fully vest all account balances thereunder to the extent not previously vested and pay to each participant such participant's accrued benefit thereunder in a lump sum as of the Effective Time, to the extent permitted by the Deferred Compensation Plans.

         "UDI BOARD RECOMMENDATION" has the meaning set forth in Section E.2;

         "UDI CANADIAN PENSION PLAN" means any Canadian Pension Plan maintained or contributed to, or required to be contributed to, by UDI or any of its subsidiaries or with respect to which UDI or any of its subsidiaries has any liability;

         "UDI CONTRACT" has the meaning set forth in Section E.22;

         "UDI DISCLOSURE LETTER" means that certain letter of UDI of even date herewith and delivered by UDI to SPX;

         "UDI 2000 FINANCIAL STATEMENTS" has the meaning set forth in Section
         E.6;

         "UDI GOVERNING DOCUMENTS" means the certificate and articles of continuance and by-laws of UDI;

         "UDI INTELLECTUAL PROPERTY" has the meaning set forth in Section E.18;

         "UDI MEETING" means the special meeting of UDI Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

         "UDI OPTIONS" means outstanding options to purchase UDI Shares under the Stock Option Plan and "UDI OPTION" means each outstanding option to purchase UDI Shares under the Stock Option Plan;

         "UDI PHANTOM RIGHTS" has the meaning set forth in Section E.4;

         "UDI SECURITIES" has the meaning set forth in Section E.4;

         "UDI SECURITIES REPORTS" has the meaning set forth in Section E.9(1);

         "UDI SHARE ARRANGEMENTS" has the meaning set forth in Section E.4;

         "UDI SHAREHOLDERS" means the holders of UDI Shares;

         "UDI SHAREHOLDERS APPROVAL" has the meaning set forth in Section E.23;

         "UDI SHARES" means the common shares in the capital of UDI;

         "UDI SUBSIDIARY PHANTOM RIGHTS" has the meaning set forth in Section E.11;

         "UDI SUBSIDIARY SECURITIES" has the meaning set forth in Section E.11; and

         "UDI'S 1999 FORM 10-K" has the meaning set forth in Section E.1.

         SECTION 1.2 SINGULAR, PLURAL, ETC.

         Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

         SECTION 1.3 DEEMED CURRENCY.

         In the absence of a specific designation of any currency, an undescribed dollar amount herein shall be deemed to refer to United States dollars.

         SECTION 1.4 HEADINGS, ETC.

         The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement to Articles and Sections are to the respective articles and sections of this Agreement.

         SECTION 1.5 DATE FOR ANY ACTION.

         In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

         SECTION 1.6 GOVERNING LAW.

         This Agreement (other than Section 8.2, Section 8.3, Section 8.4 and
Section 8.5) shall be governed by and interpreted in accordance with the Laws of the Province of

Ontario and the Laws of Canada applicable thereto. The provisions of Section 8.2, Section 8.3, Section 8.4 and Section 8.5 shall be governed by and interpreted in accordance with the Laws of the State of North Carolina.

         SECTION 1.7 ATTORNMENT.

         The parties hereby irrevocably and unconditionally consent to and submit to the nonexclusive jurisdiction of the courts of the Province of Ontario for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (other than for any actions, suits or proceedings arising out of or relating to the matters contemplated in Section 8.2, Section 8.3, Section 8.4 and Section 8.5, in which case the parties hereby irrevocably and unconditionally consent to the nonexclusive jurisdiction of the United States District Court for the Western District of North Carolina (Charlotte Division), and if such court lacks federal subject matter jurisdiction, the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina), and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such applicable courts, as the case may be. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Ontario (other than with respect to any action, suit or proceeding arising out of the matters contemplated in Section 8.2,
Section 8.3, Section 8.4 and Section 8.5, in which case the parties hereby irrevocably and unconditionally waive any such objection to the laying of venue of such action, suit or proceeding in the United States District Court for the Western District of North Carolina (Charlotte Division), and if such court lacks federal subject matter jurisdiction, the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such applicable courts, as the case may be, that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

         SECTION 1.8 SCHEDULES.

         The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part thereof:


        Schedule "A"                       Arrangement Resolution
        Schedule "B"                       Plan of Arrangement
        Schedule "C"                       Regulatory Approvals
        Schedule "D"                       Representations and Warranties of SPX
        Schedule "E"                       Representations and Warranties of UDI

         SECTION 1.9 OBJECTIVES.

(1) Subject to the terms and conditions set forth herein, UDI and SPX agree that UDI and MergeCo (or another affiliate of SPX) will amalgamate under the Arrangement in such a manner that achieves the following objectives of SPX: (i) holders of issued and outstanding UDI Shares at the Effective Time (other than Dissenting Shareholders and MergeCo) shall receive the Transaction Consideration in respect of their UDI Shares; (ii) receipt of the Transaction Consideration shall be a taxable transaction to those UDI Shareholders who are liable to Tax under the ITA and to those UDI Shareholders who are liable to United States federal income Tax; and (iii) the Transactions, either singly or in combination, shall not constitute a reorganization within the meaning of Section 368 of the Code. Amalco will be continued under the laws of the Province of Nova Scotia as soon as practicable after obtaining a certificate of arrangement under the CBCA.

(2) SPX may at any time change the method of effecting the combination with UDI, and corresponding changes shall be made to the Plan of Arrangement contained in Schedule "B" in accordance with the provisions of Section
         5.1 thereof, if and to the extent SPX deems such change to be desirable, including without limitation to provide for an acquisition of the UDI Shares; provided, however, that, without UDI's prior written consent not to be unreasonably withheld, no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of UDI Shares or UDI Options as provided in this Agreement (other than with respect to the Amalco Special Share), (B) materially impede or delay consummation of the Transactions or (C) otherwise adversely affect the UDI Shareholders or the holders of the UDI Options.

         SECTION 1.10 KNOWLEDGE.

         Reference to the "knowledge" of any Person that is not an individual shall be to the knowledge of the executive officers of such Person and, with respect to representations and warranties made or deemed to be made as of the Effective Time, unless expressly limited to a specified date in this Agreement, shall include knowledge obtained at any time after the date hereof and prior to the Effective Time.

                                   ARTICLE 2
                                 THE ARRANGEMENT

         SECTION 2.1 IMPLEMENTATION STEPS BY UDI.

(1)      UDI covenants in favour of SPX that UDI shall:

         (a) as soon as reasonably practicable, apply in a manner acceptable to SPX, acting reasonably, under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

         (b) subject to Section 2.5(1), as soon as reasonably practicable, convene and hold the UDI Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

         (c) not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call, the UDI Meeting without SPX's prior written consent except as required by applicable Laws;

         (d) solicit from the UDI Shareholders proxies in favour of the approval of the Arrangement Resolution (in a commercially reasonable manner) and use all commercially reasonable efforts to take all other action that is necessary or desirable to secure the requisite approval of the Arrangement Resolution by the UDI Shareholders;

         (e) subject to the terms of this Agreement and obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

         (f) subject to the terms of this Agreement and obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement; and

         (g) not earlier than receipt of the UDI Shareholders Approval and not later than the Effective Time, send by prepaid mail to each Dissenting Shareholder who has not before that time withdrawn its notice of dissent, to the address shown for such shareholder on the share register for the UDI Shares, a written offer to pay for such shareholder's UDI Shares in an amount considered by the Board of Directors of UDI, with the approval of SPX, to be the fair value thereof, accompanied by a statement showing how the fair value was determined or a notice contemplated under Subsection 190(26) of the CBCA to the effect that UDI is unable lawfully to pay Dissenting Shareholders for their UDI Shares.

         SECTION 2.2 IMPLEMENTATION STEPS BY SPX.

(1)      SPX covenants in favour of UDI that SPX shall:

         (a) subject to Section 2.5(1), as soon as reasonably practicable, convene and hold the SPX Meeting for the purpose of considering the SPX Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

         (b) not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call, the SPX Meeting without UDI's prior written consent except as required by applicable Laws;

         (c) solicit from the SPX Shareholders proxies in favour of the approval of the SPX Resolution (in a commercially reasonable manner) and use all commercially reasonable efforts to take all other action that is necessary or desirable to secure the requisite approval of the SPX Resolution by the SPX Shareholders;

         (d) incorporate and organize SPX Subco No. 1, SPX Subco No. 2, SPX Subco No. 3 and SPX Subco No. 4 and provide for SPX and SPX Subco No. 4 to hold a sufficient number of SPX Transaction Shares to be delivered by SPX or SPX Subco No. 4, as the case may be, to holders of UDI Shares under the Arrangement;

         (e) incorporate and organize MergeCo and cause MergeCo to perform its obligations under the Arrangement; and

         (f)      cause Amalco to perform its obligations under the Arrangement.

(2) Notwithstanding anything to the contrary herein, SPX shall not be obligated to convene, solicit proxies for, or hold the SPX Meeting or prepare, file or distribute the Circular (other than to assist UDI in the preparation of its Circular as provided herein), or take any other action to secure SPX Shareholder approval of the SPX Resolution, and receipt of such approval shall not be a condition precedent to either party's obligation to complete the Transactions, if SPX determines, in its sole judgment, that obtaining such approval is not required by Law for the completion of the Transactions. SPX shall endeavor to make such a determination as promptly as practicable after the date hereof and shall promptly advise UDI after making such determination.

         SECTION 2.3 INTERIM ORDER.

(1)      The notice of motion for the application referred to in
         Section 2.1(1)(a) shall request that the Interim Order provide:

         (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the UDI Meeting and for the manner in which such notice is to be provided;

         (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by UDI Shareholders present in person or by proxy at the UDI Meeting;

         (c) that, in all other respects, the terms, restrictions and conditions of the UDI Governing Documents, including quorum requirements and all other matters, shall apply in respect of the UDI Meeting;

         (d) for the grant of the Dissent Rights as contemplated in the Plan of Arrangement; and

         (e) for the notice requirements respecting the presentation of the application to the Court for a Final Order.

         SECTION 2.4 ARTICLES OF ARRANGEMENT.

(1) The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement, as a result of which, among other things:

         (a) each holder of UDI Shares (other than any holder who has properly exercised its Dissent Rights and is entitled at the Effective Time to be paid the fair value of its UDI Shares and other than MergeCo) will be entitled to receive the Transaction Consideration in respect thereof; and

         (b)      each UDI Option will be treated as set forth in
                  Section 2.2(n) of the Plan of Arrangement.

         SECTION 2.5 CIRCULAR.

(1) As promptly as practicable after the execution and delivery of this Agreement, SPX and UDI shall prepare the Circular and the Letter of Transmittal in English, and, if required by Law or any Securities Authorities, in French, together with any other documents required by the Securities Laws, other applicable Laws or the Interim Order in connection with the Arrangement, and shall file the foregoing with all requisite Securities Authorities, including the SEC. As promptly as practicable after the date of execution and delivery of this Agreement and after obtaining the Interim Order, the parties hereto shall cause the Circular and other documentation required in connection with the UDI Meeting and the SPX Meeting to be sent to each UDI Shareholder (together with a Letter of Transmittal) and to each SPX Shareholder and filed as required by the Interim Order and applicable Laws. If a French language version of the Circular and the Letter of Transmittal is required, UDI shall procure opinions of legal counsel and of the auditors of UDI in forms satisfactory to SPX, acting reasonably, confirming the accuracy and completeness of the French translation.

(2) Subject to the fiduciary duties of the respective Boards of Directors under applicable Law as advised by counsel, the Circular shall include the SPX Board Recommendation and the UDI Board Recommendation.

         SECTION 2.6 SECURITIES COMPLIANCE.

(1) SPX shall use its commercially reasonable efforts to obtain, prior to the Effective Time and to the satisfaction of UDI acting reasonably, all orders required from the applicable Canadian Securities Authorities to permit the issuance and first resale of the SPX Transaction Shares and the SPX Common Shares issuable upon the exercise of the Replacement Options, in each case without qualification with or approval of, or the filing of any document (including any prospectus or similar document) with, or the taking of any proceeding before, or the obtaining of any further order, ruling or consent from, any Governmental Authority under any Canadian federal, provincial or territorial Laws, including Securities Laws, or pursuant to the rules and regulations of any Governmental Authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of a holder being a "control person" of any SPX Party or UDI for purposes of Canadian federal, provincial or territorial Securities
         Laws).

(2) SPX shall file a registration statement on Form S-8 (or other applicable form) (the "SPX REGISTRATION STATEMENT"), and take such actions as necessary to keep the information therein current from time to time, in order to register under the 1933 Act those SPX Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options and shall use its commercially reasonable efforts to cause the SPX Registration Statement to become effective and to maintain the effectiveness of such registration for the period that such Replacement Options remain outstanding.

         SECTION 2.7 PREPARATION OF FILINGS.

(1) SPX and UDI shall co-operate and use their commercially reasonable efforts in:

         (a) the preparation and filing of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by SPX or UDI to be necessary to discharge their respective obligations under the Securities Laws or otherwise under this Agreement in connection with the Arrangement and the Transactions;

         (b) the taking of all such actions as may be required under any Securities Law in connection with the issuance of the SPX Transaction Shares and the SPX Common Shares issuable upon the exercise of the Replacement Options; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications, neither SPX nor UDI shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the SPX Transaction Shares or such SPX Common Shares, as applicable; and

         (c) the taking of all such action as may be required under the CBCA in connection with the Transactions and the Plan of Arrangement.

(2) Each of SPX and UDI shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.5 and 2.6 and the foregoing provisions of this Section 2.7 and the obtaining of all Regulatory Approvals, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the Transactions will contain any misrepresentation or untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is made.

(2) SPX and UDI shall each promptly notify the other if at any time before the Effective Date it becomes aware that the Circular, an application for an order, a registration statement, a filing or other document described in Section 2.5, Section 2.6 or the foregoing provisions of this Section 2.7 contains any misrepresentation or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application, registration statement, filing or other document. In any such event, SPX and UDI shall co-operate in the preparation of a supplement or amendment to the Circular, application, registration statement, filing or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of SPX or UDI and/or filed with the relevant
         Securities Authorities.

(3) UDI and SPX shall use their respective commercially reasonable efforts to ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the other party hereto or any third party that is not an affiliate of either of such parties). Without limiting the generality of the foregoing, UDI and SPX shall use their respective commercially reasonable efforts to ensure that the Circular provides UDI Shareholders and SPX Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the UDI Meeting and the SPX Meeting, respectively, and each of UDI and SPX shall provide all information regarding itself necessary to do so.

(5) SPX shall ensure that the SPX Registration Statement complies with all applicable Laws and, without limiting the generality of the foregoing, that the SPX Registration Statement, including any prospectus and any other document incorporated by reference in the SPX Registration Statement, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by UDI or any third party that is not an affiliate of SPX) and UDI shall provide all information regarding itself necessary to do so.

                                   ARTICLE 3
                                    PUBLICITY

         SECTION 3.1 PUBLICITY.

         Unless otherwise agreed between SPX and UDI, SPX and UDI and their respective affiliates shall not issue any press release or cause any other public announcement with respect to this Agreement or the Transactions unless such action is required by applicable Law or by obligations pursuant to any listing agreement with a stock exchange, in which case the party making such release will use its commercially reasonable efforts to consult with the other party before issuance of such release.

                                   ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF SPX

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES.

         SPX represents and warrants to and in favour of UDI as set out in Schedule "D" annexed hereto and acknowledges that UDI is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Transactions.

         SECTION 4.2 SURVIVAL.

         For greater certainty, the representations and warranties of SPX contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms (except as otherwise provided herein) and the Effective Time. Any investigation by UDI and its advisors shall not mitigate, diminish or affect the representations and warranties of SPX in this Agreement.

                                   ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF UDI

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES.

         UDI represents and warrants to and in favour of SPX as set out in Schedule "E" annexed hereto and acknowledges that SPX is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Transactions.

         SECTION 5.2 SURVIVAL.

         For greater certainty, the representations and warranties of UDI contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms (except as otherwise provided herein) and the Effective Time. Any investigation by SPX and its advisors shall not mitigate, diminish or affect the representations and warranties of UDI in this Agreement.

                                   ARTICLE 6
                               CONDUCT OF BUSINESS

         SECTION 6.1 CONDUCT OF BUSINESS BY UDI.

         Unless SPX shall otherwise agree in writing and/or except as required by applicable Law or as alternatively expressly provided for in Section 6.2 and
Article 7 of this Agreement or as alternatively expressly permitted by Section
6.1 of the UDI Disclosure Letter, UDI covenants and agrees that, during the period from the date of this Agreement until the Effective Time:

         (a) the business of UDI and its subsidiaries shall be conducted only in, and UDI and its subsidiaries shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and UDI shall and shall cause each of its subsidiaries to use all commercially reasonable efforts to maintain and preserve its assets, business organization and goodwill, to maintain the availability of the services of its officers and employees as a group, and to maintain its existing relationships with suppliers, distributors, customers and others having business relationships with it;

         (b) without limiting the generality of Section 6.1(a), UDI shall not directly or indirectly do or permit to occur any of the following or permit any of its subsidiaries to do or permit to occur any of the following: (i) amend the UDI Governing Documents or the comparable documents of its subsidiaries;
                  (ii) authorize, declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares (other than payment of the $0.11 per share cash dividend declared on February 16,
                  2001); (iii) issue, grant, sell, transfer, or otherwise permit to become outstanding, or enter into any UDI Share Arrangements requiring the issuance, grant, sale or transfer of, any UDI Securities, UDI Phantom Rights, UDI Subsidiary Securities or UDI Subsidiary Phantom Rights, other than the issuance of UDI Shares issuable pursuant to the terms of the UDI Options listed in Section E.4 of the UDI Disclosure Letter; (iv) effect any stock split or reverse stock split, reduce its stated capital or otherwise change its equity capitalization from that existing on the date hereof, or redeem, repurchase or otherwise acquire any of its shares;
                  (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization or similar transaction of UDI or any of its subsidiaries; or (vi) enter into or modify any Contract with respect to any of the foregoing;

         (c) other than pursuant to commitments entered into prior to the date of this Agreement and disclosed in Section 6.1 of the UDI Disclosure Letter, neither UDI nor any of its subsidiaries shall directly or indirectly: (i) transfer, lease, license, mortgage, sell, pledge, dispose of or encumber any assets except for sales of inventory and immaterial obsolete assets in the ordinary course of business consistent with past practice; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets, participation in a joint venture, or other transaction) any corporation, partnership, business organization, division or other Person, or any product line thereof, or, except for investments in cash equivalent securities made in the ordinary course of business consistent with past practice, make any investment in any Person, either by purchase of shares or other securities, contributions of capital (other than to wholly-owned subsidiaries), loans, property transfer, or, except for purchases of raw materials or supplies in the ordinary course of business consistent with past practice, purchase of any property or assets of any other Person;
                  (iii) incur any indebtedness for borrowed money or any other material liability or obligations or issue any debt securities or assume, guarantee, endorse, or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except for borrowings in the ordinary course of business consistent with past practice under UDI's existing credit lines disclosed in Section E.22 of the UDI Disclosure Letter; (iv) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its financial statements included in the UDI Securities Reports or incurred since September 30, 2000 in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material in amount or effect; (v) authorize, recommend or propose any release or relinquishment of any material Contract right; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, production sharing agreement, government land concession or other document or Contract; (vii) enter into any interest rate swaps, currency swaps or any other rate fixing agreement for a financial transaction or enter into any call arrangement of any sort or any forward sale agreement for commodities;
                  (viii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles in Canada, or make any material Tax election or settle or compromise any material Tax liability; (ix) incur or commit to incur any capital expenditure in excess of $500,000 individually or $10 million in the aggregate; (x) make any gift, charitable contribution, political contribution or similar payment; (xi) enter into any Contract containing any provision or covenant limiting the ability of UDI or any of its subsidiaries to (A) sell any products of or to any Person, (B) engage in any line of business or

                  (C) compete with or obtain products from any Person, or limiting the ability of any Person to provide products or services to UDI or any of its subsidiaries; or (xii) authorize or propose any of the foregoing, or enter into or modify any Contract to do any of the foregoing;

         (d) neither UDI nor any of its subsidiaries shall: (i) create any new Officer Obligations (except as permitted by clause
                  (iii) or (iv) below), (ii) grant to any officer or director any increase in compensation or benefits in any form, (iii) grant any general salary increase other than in accordance with the requirements of any existing collective bargaining or union contracts as in effect on the date hereof, (iv) grant to any employee who is not an officer or director any increase in compensation or benefits in any form other than routine increases in salary in the ordinary course of business consistent with past practices which are not, individually or in the aggregate, material in amount or effect, (v) make any loan to any officer or director, or
                  (vi) except for payment or funding of the existing Officer Obligations which are then required to be paid or funded pursuant to the terms of the Officer Obligations as in effect on the date hereof, take action (x) with respect to the grant of any severance or termination pay arising from the Transactions, a change of control of UDI or the terms of any employment agreement with any officer or director (including any actions to accelerate the vesting or payment of any compensation or benefit), or (y) with respect to any increase of benefits payable under its current severance or termination pay policies;

         (e)      without limiting the generality of paragraph (d) of this
                  Section 6.1, neither UDI nor any of its subsidiaries shall adopt any new, or amend any existing, or make any contribution to any, bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other UDI Benefit Plan or any trust, fund or other arrangements for the benefit of employees, except as is necessary to comply with applicable Laws or with existing provisions of any such UDI Benefit Plans;

         (f) each of UDI and its subsidiaries shall use its best efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

         (g) neither UDI nor any of its subsidiaries shall take any action that would, or that would reasonably be expected to, result in any of the representations and warranties of UDI set forth in this Agreement becoming untrue in any material respect;

         (h) UDI shall use its commercially reasonable efforts to cooperate with SPX with respect to the implementation of any Tax strategies designed to minimize any adverse consequences with respect to Taxes to UDI or Amalco relating to the Officer Obligations or any similar arrangements provided that no action shall be required to be taken by UDI if it reasonably determines that any such Tax strategies could adversely affect UDI or the other parties to the Officer Obligations; and

         (i) UDI shall use its commercially reasonable efforts to take all actions, and do or cause to be done all things necessary or advisable (including the preparation of financial statements and obtaining comfort letters and legal opinions) in order to assist SPX in issuing any securities or obtaining any financing.

         SECTION 6.2 TRANSFER OF ASSETS.

         UDI covenants and agrees that it will, if requested to do so in writing by SPX at least 15 Business Days prior to the Effective Date, transfer, convey and assign, after the Final Order but before the Effective Date, such of its Canadian operating assets as may be specified by SPX to one or more new wholly-owned subsidiaries of UDI formed under the laws of such Canadian jurisdiction as may be specified by SPX, in each case for consideration that includes shares of such wholly-owned subsidiary and on such other reasonable terms and conditions as may be specified by SPX, provided that such transfer may be effected on a tax-deferred basis for income tax purposes pursuant to Subsection 85(1) of the ITA and on a basis whereby no goods and services tax will be payable pursuant to the election under Section 167 of the Excise Tax Act (Canada).

                                   ARTICLE 7
                                COVENANTS OF UDI

         SECTION 7.1 NO SOLICITATION.

(1) UDI shall immediately cease and cause to be terminated and shall not continue any discussions or negotiations, if any, with any Person conducted before the date of this Agreement with respect to any Acquisition Proposal and, without limitation, shall promptly, following the execution of this Agreement, request the return of all confidential information provided by UDI to all Persons who have had such discussions or negotiations or who have entered into confidentiality agreements with UDI pertaining to an Acquisition Proposal.

(2) UDI shall immediately notify SPX of any Acquisition Proposal received after the date of this Agreement by it or any of its subsidiaries or any of their respective directors, officers, employees, financial advisors, counsel or other agents or representatives or of any request for confidential information relating to UDI in connection with an Acquisition Proposal or for access to the properties, books or records of UDI or any of its subsidiaries by any Person or group (other than SPX and its subsidiaries and their respective directors, officers, employees, financial advisors, counsel or other agents or representatives) (a "THIRD PARTY") that is known by UDI, any of its subsidiaries or any of the foregoing Persons to be considering making an Acquisition Proposal. Any such notice to SPX shall be made orally immediately following any such receipt or request, shall be confirmed in writing, and shall indicate the details of the Acquisition Proposal or request for information or access known to such Persons, including the specific terms of, and the identity of the Third Party making, such Acquisition Proposal or request. UDI shall keep SPX informed on a timely basis of the status of any such Acquisition Proposal, of the furnishing of access or information to the Third Party, and of any negotiations or discussions relating thereto (including any changes or adjustments to the material terms of such Acquisition Proposal as a result of negotiations or otherwise).

(3) Neither UDI nor any of its subsidiaries, or any of their respective directors, officers, employees, financial advisors, counsel or other agents or representatives shall, directly or indirectly, (i) solicit, initiate, encourage or facilitate any Acquisition Proposal from any Third Party; or (ii) provide any confidential information to, or participate in any discussions or negotiations relating to any Acquisition Proposal with, any Third Party; or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Transactions; provided, however, that UDI may, prior to the receipt of the UDI Shareholders Approval, subject to compliance with Section 7.1(2), furnish information to, and participate in discussions or negotiations with, any Third Party that
         (x) after the date hereof and prior to the date of the UDI Meeting delivers a bona fide written proposal for an Acquisition Proposal that was not solicited, initiated, encouraged or facilitated by UDI, directly or indirectly, after the date of this Agreement or otherwise resulted from a breach of this Section 7.1, and (y) enters into an appropriate confidentiality agreement with UDI (which agreement shall be no less favourable to UDI than the Confidentiality Agreement and a copy of which will be delivered to SPX promptly after the execution thereof), if, but only if, the Board of Directors of UDI determines in good faith by a vote of a majority of the total number of directors then in office (after consultation with UDI's independent financial advisor) that




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

         such proposal could reasonably be expected to lead to a Superior Acquisition Proposal, and (after consultation with and receipt of advice from its outside legal counsel) that failure to take such action would constitute a breach of the fiduciary duties of UDI's Board of Directors under applicable Law.

(4) If, prior to the receipt of the UDI Shareholders Approval, the Board of Directors of UDI determines in good faith (based upon the written advice of UDI's independent financial advisor and the advice of its outside legal counsel) by a vote of a majority of the total number of directors then in office, with respect to any bona fide written proposal from a Third Party for an Acquisition Proposal received after the date hereof and prior to the date of the UDI Meeting that was not solicited, initiated, encouraged or facilitated by UDI, directly or indirectly, after the date of this Agreement or otherwise resulted from a breach of this Section 7.1, that such Acquisition Proposal is a Superior Acquisition Proposal and is in the best interest of UDI and its shareholders and failure to enter into such Acquisition Proposal would constitute a breach of the fiduciary duties of the Board of Directors of UDI under applicable Law, then UDI may terminate this Agreement and enter into an acquisition agreement for the Superior Acquisition Proposal; provided that, prior to any such termination, and in order for such termination to be effective, (i) UDI shall provide SPX two Business Days' written notice that it intends to terminate this Agreement pursuant to this Section 7.1(4), identifying the Superior Acquisition Proposal and the parties thereto and delivering an accurate description of all material terms of the Superior Acquisition Proposal to be entered into, and (ii) on the date of termination (provided that the advice of the independent financial advisor and outside legal counsel referred to above shall continue in effect without revocation, revision or modification), UDI shall deliver to SPX (A) a written notice of termination of this Agreement pursuant to this Section 7.1(4), (B) a wire transfer of immediately available funds in the amount of the Termination Fee, (C) a written acknowledgement from UDI that the termination of this Agreement and the entry into the Superior Acquisition Proposal are a Triggering Event, and (D) a written acknowledgement from each other party to the Superior Acquisition Proposal that it has read UDI's acknowledgement referred to in clause
         (C) above and will not contest the matters thus acknowledged by UDI, including the payment of the Termination Fee.

         SECTION 7.2 INTERIM ORDER AND FINAL ORDER.

(1) Subject to the terms and conditions hereof, UDI shall carry out the terms of the Interim Order and Final Order applicable to it and use its commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on UDI or its subsidiaries with respect to the Transactions.

                                   ARTICLE 8
                                COVENANTS OF SPX

         SECTION 8.1 COVENANTS OF SPX.

         SPX hereby covenants and agrees (and, if applicable, will cause its subsidiaries):

         (a) to reserve a sufficient number of SPX Transaction Shares and a sufficient number of SPX Common Shares for issuance upon the exercise of the Replacement Options;

         (b) to use its commercially reasonable efforts to cause the listing on the NSYE of the SPX Common Shares included in the SPX Transaction Shares and the SPX Common Shares issuable upon the exercise of the Replacement Options;

         (c) to carry out the terms of the Interim Order and Final Order applicable to it and use its commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on SPX or its subsidiaries with respect to the Transactions; and

         (d) until the Effective Date or the earlier termination of this Agreement in accordance with Article 11, except with the consent of UDI to any deviation therefrom, which shall not be unreasonably withheld, not to:

                  (i) split, combine or reclassify any of the outstanding SPX Common Shares without making a corresponding adjustment to the Exchange Ratio; or

                  (ii) declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding SPX Common Shares.

         SECTION 8.2 EMPLOYMENT AGREEMENT.

         SPX acknowledges the existence of the Change in Control Payment Obligations and Retention Payment Obligations listed in Section E.16(k) of the UDI Disclosure Letter (and which UDI represents and warrants are the only Change in Control Payment Obligations and Retention Payment Obligations required to be listed in Section E.16(k) of the UDI Disclosure Letter), and SPX agrees, after the Effective Time, to cause Amalco or any successor thereto to honour and comply with the terms of those (but only those) Change in Control Payment Obligations and Retention Payment Obligations that are so listed.

         SECTION 8.3 OFFICERS AND DIRECTORS INSURANCE.

         SPX agrees to use commercially reasonable efforts to secure directors and officers liability insurance coverage for UDI's current and former directors and officers on a six (6) year "trailing" or "runoff" basis from and after the Effective Time; provided, however, if a "trailing" policy is not available, then SPX agrees that for the entire period from the Effective Time until six (6) years after the Effective Time, SPX will cause Amalco or any successor thereto to maintain UDI's current directors' and officers' insurance policy or an equivalent policy; and provided, further, that in no event shall SPX be required to expend pursuant to this Section 8.3 more than an amount per year equal to 200% of current annual premiums paid by UDI and its subsidiaries for such insurance. In either case (but subject to the foregoing proviso limiting the amount required to be expended) such insurance shall be on terms and conditions no less advantageous to the directors and officers of UDI than those contained in the policy in effect on the date hereof and shall cover all present and former directors and officers of UDI for claims made prior to or within six (6) years after the Effective Time. The provisions of this Section 8.3 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any rights to indemnification or contribution or cause of action that any such Persons may have by contract or otherwise.

         SECTION 8.4 INDEMNITIES.

         SPX agrees that from and after the Effective Time it shall cause Amalco and its subsidiaries to fulfill their respective obligations pursuant to indemnities provided or available to past and present officers and directors of UDI and its subsidiaries pursuant to the provisions of the UDI Governing Documents, or articles of incorporation, bylaws and other organizational documents of subsidiaries of UDI, as the case may be, the CBCA or corporate statutes and equivalent Laws of the jurisdiction of incorporation of subsidiaries of UDI, as the case may be, and any written indemnity agreements entered into between UDI and its officers and directors (collectively the "INDEMNITY RIGHTS"). Such obligations shall continue in full force and effect (and the UDI Governing Documents, articles of incorporation, bylaws and other organizational documents of subsidiaries of UDI and the written indemnity agreements shall not be amended or modified to reduce such obligations in any respect) for a period of six (6) years from the Effective Time. In addition, SPX agrees to indemnify the directors of UDI for any liability they may incur as a result of the performance of their obligations under Section 2.1(1)(g) to the extent such liability is not covered by any directors and officers liability insurance policy or under any of the Indemnity Rights. The provisions of this
Section 8.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any rights to indemnification or contribution or cause of action that any such Persons may have by contract or otherwise. Nothing herein shall limit the right of SPX to cause UDI or any of its subsidiaries to be amalgamated or merged into or otherwise combined with any other entity.

         SECTION 8.5 COMPENSATION; BENEFIT PLANS.

         SPX agrees to cause Amalco or any successor thereto to maintain, for a period of at least one year from the Effective Date, salaries and bonus award opportunities or other incentive compensation opportunities (other than stock options, restricted stock awards or any other equity-based awards or plans), profit sharing or deferred compensation at levels which for each active employee of UDI or any of its subsidiaries at the Effective Time (the "AFFECTED EMPLOYEES"), including members of management of UDI or any of its subsidiaries, are comparable in the aggregate (after taking into account benefits that may be provided to such employee under any employee benefit plan of SPX) either (i) to those currently applicable to such Affected Employee or (ii) to those provided to similarly situated employees of SPX from time to time (other than benefits provided under the SPX Individual Account Retirement Plan). SPX further agrees to cause Amalco and any successor to Amalco to maintain, for a period of at least one year from the Effective Date, all UDI Benefit Plans which are employee welfare benefit plans within the meaning of Section 3(1) of ERISA currently available to Affected Employees or to make available alternative employee welfare benefit plans which take into account, for purposes of eligibility and vesting thereunder, the past service of Affected Employees to the same extent such service is credited under comparable UDI Benefit Plans, so as to provide an Affected Employee employee welfare benefits which are comparable in the aggregate either (i) to those employee welfare benefits currently provided under such UDI Benefit Plans to such Affected Employee or (ii) to those employee welfare benefits provided to similarly situated employees of SPX from time to time. Without limiting the generality of the foregoing, with respect to the employee welfare benefits provided by SPX, (i) Affected Employees shall be credited as at the Effective Time under the employee welfare benefit plans of SPX for service with UDI to the extent such service was credited under the UDI Benefit Plans for purposes of satisfying waiting periods related to eligibility to participate and (ii) SPX shall waive any pre-existing conditions exclusion for any Affected Employee to the extent such exclusion was not applicable to such Affected Employee under the UDI Benefit Plans. To the extent Affected Employees commence participation in employee welfare benefit plans of SPX other than on the first day of a plan year, such Affected Employees shall be credited under the employee welfare benefit plans of SPX for amounts expended by such Affected Employee for such plan year under UDI's employee welfare benefit plans in satisfaction of co-pay, deductible and other stop-loss provisions of UDI's employee welfare benefit plans. Nothing in this Agreement shall be construed to prevent the termination of employment of any employee or any amendment or termination of any UDI Benefit Plan to the extent permitted by the terms and conditions thereof as in effect on the date hereof.

                                   ARTICLE 9
                                MUTUAL COVENANTS

         SECTION 9.1 NOTIFICATION OF CERTAIN MATTERS.

         SPX shall give prompt notice to UDI, and UDI shall give prompt notice to SPX, of (a) the occurrence, or non-occurrence, at any time from the date hereof until the Effective Date, of any event the occurrence, or non-occurrence, of which would cause any representation or warranty made herein by the party giving such notice to be materially untrue or inaccurate; and (b) any failure of such party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 9.2 ANTI-TRUST AND INVESTMENT CANADA ACT FILINGS.

(1) SPX and UDI and/or any of their affiliates, as applicable, shall (i) take promptly all actions necessary to make the filings required, or which SPX and UDI jointly elect to make (collectively, the "ANTI-TRUST FILINGS"), under the HSR Act, the Competition Act and any other applicable anti-trust Laws in any other jurisdiction; and (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the SPX Parties, UDI or any of their affiliates from a Governmental Authority with respect to an Anti-Trust Filing.

(2) SPX shall, as promptly as practicable hereafter, make any necessary filings under the Investment Canada Act and shall respond as promptly as practicable to any inquiry from the Governmental Authority under such Law.

(3) All requests and enquiries from any Governmental Authority shall be dealt with by SPX and UDI in consultation with each other, and SPX and UDI shall promptly co-operate with and provide all necessary information and assistance reasonably required by such Governmental Authority upon being requested to do so by such authority. Furthermore:

         (a) SPX and UDI shall promptly notify the other of written communications of any nature from any Governmental Authority and provide the other party with copies thereof;

         (b) SPX and UDI shall permit the other party (or, where appropriate, the other party's counsel) to review in advance any proposed written communications of any nature with Governmental Authorities, including without limitation filings and submissions to the Canadian Competition

                  Bureau, and provide the other party (or, where appropriate, the other party's counsel) with final copies thereof; and

         (c) neither SPX nor UDI shall participate in any meeting or discussion which it knows will be substantive (whether in person, by telephone or otherwise) with any Governmental Authority in respect of any filings, investigation or inquiry concerning the Transactions unless it consults with the other party in advance and gives the other party the opportunity to attend and participate thereat (except to the extent that in any such case the Governmental Authority expressly requests that the other party should not be present at the meeting or discussion or part or parts of the meeting or discussion).

         SECTION 9.3 OTHER FILINGS.

         SPX and UDI shall, as promptly as practicable hereafter, prepare and file any filings required under the Securities Laws, the rules of TSE and the NYSE, or any other applicable Laws relating to the Transactions.

         SECTION 9.4 ADDITIONAL AGREEMENTS.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to achieve the objectives set out in Section 1.9 and to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including using its commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to Contracts; (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Law; (iii) to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the Transactions; (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions; (v) to effect all necessary registrations and other filings and submissions of information requested by Governmental Authorities in respect of the completion of the Arrangement and the Transactions (including the furnishing of information needed to make such filings or to respond to any inquiry from any Governmental Authority); and (vi) to fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement. For purposes of the foregoing, the obligation to use "commercially reasonable efforts" to obtain waivers, consents and approvals to Contracts shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations to other parties to such documents.

         SECTION 9.5 ACCESS TO INFORMATION.

(1) Subject to Section 9.5(2), upon reasonable notice, UDI shall (and shall cause each of its subsidiaries to) afford officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") of SPX full access, from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books and records, Contracts, management personnel and accountants (and use its commercially reasonable efforts to cause its accountants to provide full access to such accountants' work papers), and, during such period, UDI shall (and shall cause each of its subsidiaries to) furnish promptly to SPX all information concerning UDI and its subsidiaries and their businesses, properties and personnel as SPX may reasonably request. Subject to
         Section 9.5(2), upon reasonable notice, SPX shall (and shall cause each of its subsidiaries to) afford UDI's Representatives full access, from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books and records, Contracts, management personnel and accountants, and, during such period, SPX shall (and shall cause each of its subsidiaries to) furnish promptly to UDI all information concerning SPX and its subsidiaries and their businesses, properties and personnel as UDI may reasonably request.

(2) Each of SPX and UDI acknowledges that certain information provided to it under Section 9.5(1) above will be non-public and/or proprietary in nature and will be subject to the terms of the Confidentiality Agreement. For greater certainty, the provisions of the Confidentiality Agreement shall survive the termination of this Agreement, provided that the Confidentiality Agreement shall terminate at the Effective Time notwithstanding anything to the contrary contained therein.

         SECTION 9.6 CLOSING MATTERS.

         Each of SPX and UDI shall deliver, at the closing of the Transactions, such customary certificates, resolutions and other closing documents as may be required by the other party hereto, acting reasonably.

                                   ARTICLE 10
                                   CONDITIONS

         SECTION 10.1 MUTUAL CONDITIONS PRECEDENT.

(1) The respective obligations of the parties hereto to complete the Transactions shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of SPX and UDI:

         (a) the Arrangement Resolution shall have been approved at the UDI Meeting by not less than 66 2/3% or such other percentage as set forth in the Interim Order of the votes cast by the UDI Shareholders who are represented at the UDI Meeting;

         (b) the Arrangement Resolution shall have been approved at the UDI Meeting in accordance with any conditions in addition to those set out in Section 10.1(1)(a) which may be imposed by the Interim Order;

         (c) the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of UDI and SPX, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

         (d) subject to the provisions of Section 2.2(2), the SPX Shareholders shall have approved the SPX Resolution at the SPX Meeting by the requisite levels required by applicable Laws;

         (e) there shall not be in force any injunction, order or decree restraining or enjoining the consummation of the Transactions;

         (f)      this Agreement shall not have been terminated pursuant to
                  Article 11;

         (g) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Authority, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which, individually or in the aggregate, would constitute a violation of applicable Law or would have a Material Adverse Effect on SPX or UDI, as the case may be, shall have been obtained or received on terms that will not, individually or in the aggregate, have a Material Adverse Effect on SPX or UDI;

         (h) the Regulatory Approvals, including for greater certainty, the Competition Act Approval and the Investment Canada Act Approval, shall have been obtained or satisfied on terms and conditions satisfactory to SPX and UDI, acting reasonably; and

         (i) the SPX Common Shares included in the SPX Transaction Shares and the SPX Common Shares issuable upon the exercise of the Replacement Options shall have been approved for listing on the NYSE subject to official notice of issuance.

         SECTION 10.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SPX.

(1) The obligations of SPX to complete the Transactions shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the exclusive benefit of SPX and may be waived by SPX):

         (a) all covenants of UDI under this Agreement to be performed on or before the Effective Date shall have been duly performed by UDI in all material respects;

         (b) the representations and warranties of UDI (which for purposes of this paragraph shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Effective Date with the same effect as though made as of the Effective Date, except where failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on UDI, and SPX shall have received a certificate of UDI addressed to SPX and dated the Effective Date, signed on behalf of UDI by the Chief Executive Officer and Chief Financial Officer of UDI (on UDI's behalf and without personal liability), confirming the same;

         (c) between the date hereof and the Effective Date, there shall not have been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on UDI;

         (d) the Board of Directors of UDI shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by UDI and the subsidiaries, to permit the consummation of the Arrangement;

         (e) the holders of no more than 15% of the outstanding UDI Shares shall have exercised Dissent Rights;

         (f) the outstanding UDI Options shall have been dealt with in accordance with Section 2.3(b) and the Plan of Arrangement; and

         (g)      UDI shall have complied with its covenant contained in
                  Section 2.1(1)(g).

(2) SPX may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by SPX with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by SPX in complying with its obligations hereunder.

         SECTION 10.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UDI.

(1) The obligations of UDI to complete the Transactions shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the exclusive benefit of UDI and may be waived by UDI):

         (a) all covenants of SPX under this Agreement to be performed on or before the Effective Date shall have been duly performed by SPX in all material respects;

         (b) the representations and warranties of SPX (which for purposes of this paragraph shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Effective Date with the same effect as though made as of the Effective Date, except where failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on SPX, and UDI shall have received a certificate of SPX addressed to UDI and dated the Effective Date, signed on behalf of SPX by two executive officers of SPX (on SPX's behalf and without personal liability), confirming the same;

         (c) between the date hereof and the Effective Date, there shall not have been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on SPX; and

         (d) the boards of directors of the SPX Parties shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the SPX Parties, to permit the consummation of the Arrangement and the issue and delivery of SPX Transaction Shares and the SPX Common Shares issuable upon the exercise of the Replacement Options.

(2) UDI may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by UDI with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by UDI in complying with its obligations hereunder.

         SECTION 10.4 SATISFACTION OF CONDITIONS.

         The conditions precedent set out in Sections 10.1, 10.2 and 10.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of SPX and UDI, the Certificate is issued by the Director.

                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 11.1 TERMINATION.

         This Agreement may be terminated by written notice given to the other parties hereto, at any time prior to issuance of the Certificate:

         (a)      by mutual written consent of UDI and SPX; or

         (b) by either SPX or UDI (provided that the terminating party is not then in breach, in any material respect, of any covenant, representation or warranty or other agreement contained herein of such terminating party) if there shall have been a breach, in any material respect, of any covenant, representation or warranty or other agreement contained herein by such other party at any time before the Effective Time and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured on or before the earlier of
                  (x) the 30th day after written notice thereof shall have been received by the party alleged to be in breach and (y) the Outside Date; or

         (c) by UDI, following receipt of, and in order to accept or recommend, a Superior Acquisition Proposal, but only in compliance with Section 7.1; or

         (d) by SPX, if the Board of Directors of UDI (i) modifies or changes in any manner adverse to SPX, or withdraws, the UDI Board Recommendation; (ii) approves, recommends or fails to take a position that is adverse to any Business Combination;
                  (iii) refuses to affirm the UDI Board Recommendation as promptly as practicable (but in any case within five days) after receipt of any reasonable written request for such affirmation from SPX; (iv) fails to comply with Section 2.1(1)(a); or (v) fails, as promptly as practicable after the Circular has been approved for mailing, to call the UDI Meeting or mail the Circular, or fails to include in such Circular the UDI Board Recommendation; or

         (e) by UDI, if the Board of Directors of SPX (i) modifies or changes in any manner adverse to UDI, or withdraws, the SPX Board Recommendation, (ii) refuses to affirm the SPX Board Recommendation; as promptly as practicable (but in any case within five days) after receipt of any reasonable written request for such affirmation from UDI; or (iii) fails, as promptly as practicable after the Circular has been approved for mailing, to call the SPX Meeting or mail the Circular, or fails to include in such Circular the SPX Board Recommendation; provided, however, that this Section 11.1(e) shall have no applicability if, as set forth in Section 2(2), SPX Shareholder approval of the SPX Resolution is not required to be obtained; or

         (f) by either SPX or UDI, if (i) any Law shall have been enacted, entered or promulgated prohibiting the consummation of the Transactions on substantially the terms contemplated hereby or otherwise making the Transactions illegal; or (ii) any order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions on substantially the terms contemplated hereby, and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate the Agreement pursuant to this Section 11.1(f) shall have used its commercially reasonable efforts to remove such order, decree, ruling or injunction; or

         (g) by either SPX or UDI if the Effective Date has not occurred on or prior to the Outside Date; provided, however, that the right to terminate under this Section 11.1(g) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before the Outside Date; or

         (h) by UDI or SPX if at the UDI Meeting (including any adjournment or postponement thereof) the requisite vote of the UDI Shareholders to approve the Arrangement Resolution shall not have been obtained; or

         (i) by UDI or SPX if at the SPX Meeting (including any adjournment or postponement thereof) the requisite vote of the SPX Shareholders to approve the SPX Resolution shall not have been obtained; provided, however, that this Section 11.1(i) shall have no applicability if, as set forth in Section 2(2), SPX Shareholder approval of the SPX Resolution is not required to be obtained; or

         (j) by UDI or SPX (provided that the terminating party is not then in breach, in any material respect, of any covenant, representation or warranty or other agreement contained herein of such terminating party) if there shall have occurred an event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on SPX or UDI, as applicable.

         SECTION 11.2 EFFECT OF TERMINATION.

(1)      In the event of the termination of this Agreement as provided in
         Section 11.1, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of SPX or UDI hereunder, except as set forth in Sections 3.1, 9.5(2) and 12.4 and this Section 11.2, which provisions shall survive the termination of this Agreement. Nothing herein shall relieve any party from liability for any breach of this Agreement.

(2)               (a) Upon the happening of a Triggering Event, UDI shall pay to
                      SPX (or to any subsidiary of SPX designated in writing by SPX to UDI) the amount of $40 million (the "TERMINATION FEE"). "TRIGGERING EVENT" means any one of the following:

                                    (i)     a termination of this Agreement by
         SPX pursuant to Section 11.1(d);

                                    (ii)    a termination of this Agreement
         by UDI or SPX  pursuant to Section  11.1(h) or by UDI pursuant to
         Section 11.1(g) or by SPX pursuant to Section 11.1(b) (but only if the breach of covenant, representation, warranty or agreement that gives rise to such termination is willful), if (A) any Acquisition Proposal is received by UDI or is publicly proposed or announced on or after the date hereof and during the term of this Agreement and (B) any Business Combination is entered into, agreed to or consummated within 12 months of such termination of this Agreement;

                                    (iii)   a termination of this Agreement by
         UDI pursuant to Section 11.1(j), if (A) any Acquisition Proposal is received by UDI or is publicly proposed or announced on or after the date hereof and during the term of this Agreement and (B) any Business Combination is entered into, agreed to or consummated within 12 months of such termination of this Agreement;

                                    (iv)    a termination of this Agreement by
         UDI pursuant to Section 11.1(c); or

                                    (v)     a termination of this Agreement by
         UDI or SPX pursuant to Section 11.1(h) or by UDI pursuant to Section 11.1(g) or by SPX pursuant to Section 11.1(b) (but only if the breach of covenant, representation, warranty or agreement that gives rise to such termination is willful) if any Business Combination is entered into, agreed to or consummated within 3 months of such termination of this Agreement.

Payment of the Termination Fee shall be made by wire transfer of immediately available funds (1) on the second Business Day after such termination in the case of clause (i) of the definition of Triggering Event, (2) on or prior to the date of such termination, in the case of clause (iv) of the definition of Triggering Event, or (3) on the earlier of the date a Contract is entered into with respect to a Business Combination or a Business Combination is consummated, in the case of clause (ii), (iii) or (v) of the definition of Triggering Event. In no event shall more than one Termination Fee be payable under this Agreement.

                           (b)      The parties acknowledge that the agreements
contained in this Section 11.2(2) and Sections 11.2(3) and 11.2(4) are an integral part of the Transactions, and that, without these agreements, they would not enter into this Agreement; accordingly, if either party fails to pay promptly any amounts payable by it pursuant to this Section 11.2(2) or Section 11.2(3) or 11.2(4), then the party owing such amounts shall pay to the party owed such amounts the latter party's costs and expenses (including attorneys' fees) in connection with any litigation brought by the latter party to obtain payment of such amounts, together with interest on such amounts at the prime or base rate of The Chase Manhattan Bank from the date such amounts were due under this Agreement until the date of payment.

                           (c)      "BUSINESS COMBINATION" shall mean:

                                    (i)     any amalgamation, plan of
         arrangement, merger, consolidation, business combination or other similar transaction or series of transaction as a result of which the UDI Shareholders would hold less than 66.67% of the voting securities of UDI or the continuing entity resulting from the amalgamation or plan of arrangement outstanding following that transaction;

                                    (ii)    the acquisition of 33.33% or more of
         the outstanding UDI Shares; or

                                    (iii)   the acquisition of 50% or more (on a
         book value basis or fair market value basis) of the assets of UDI and its subsidiaries taken as a whole.

(3) In the event that SPX Shareholder approval of the SPX Resolution is required by Law to be obtained and at the SPX Meeting (including any adjournment or postponement thereof) the requisite vote of the SPX Shareholders to approve the SPX Resolution shall not have been obtained, then SPX shall pay to UDI (or to any subsidiary of UDI designated in writing by UDI to SPX) all of the fees and other out-of-pocket expenses reasonably incurred by UDI in respect of the Transactions (including the fees of its financial and legal advisors), up to a maximum payment of $8 million. Payment of such expenses by SPX shall be made by wire transfer of immediately available funds on the third Business Day after the date that the requisite vote of the SPX Shareholders to approve the SPX Resolution shall not have been obtained.

(4) In the event that at the UDI Meeting (including any adjournment or postponement thereof) the requisite vote of the UDI Shareholders to approve the Arrangement Resolution shall not have been obtained, then UDI shall pay to SPX (or to any subsidiary of SPX designated in writing by SPX to UDI) all of the fees and other out-of-pocket expenses reasonably incurred by SPX in respect of the Transactions (including the fees of its financial and legal advisors and lenders), up to a maximum payment of $8 million. Payment of such expenses by UDI shall be made by wire transfer of immediately available funds on the third Business Day after the date that the requisite vote of the UDI Shareholders to approve the Arrangement Resolution shall not have been obtained. The amount of any Termination Fee payable under this Section
         11.2 shall be reduced by the amount previously paid by UDI to SPX pursuant to this paragraph (4).

         SECTION 11.3 AMENDMENT.

         This Agreement may be amended by mutual agreement between the parties hereto. This Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the parties hereto.

         SECTION 11.4 WAIVER.

         Except as otherwise provided herein, SPX, on the one hand, and UDI, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive compliance with any of the other's agreement or the fulfilment of any conditions to its own obligations contained herein; or (iii) waive inaccuracies in any of the other's representations or warranties contained herein or in any document delivered by the other party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the appropriate officer on behalf of such party.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         SECTION 12.1 NOTICES.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or as of the date sent if sent by cable, telegram, telecopier, telex or by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)      if to SPX:

         SPX Corporation
         700 Terrace Point Drive
         P.O. Box 3301
         Muskegon, Michigan  49443-3301
         Attention:   Mr. Christopher J. Kearney
                      Senior Vice President, General Counsel and Secretary
         Telecopy No: (231) 724-5940

With a copy to

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York 10004
         Attention:   Aviva Diamant, Esq.
         Telecopy No: (212) 859-8587

         and
         Fasken Martineau DuMoulin LLP
         Suite 4200
         Toronto Dominion Bank Tower
         Box 20
         Toronto-Dominion Centre
         Toronto, Ontario  M5K 1N6
         Attention:   John H. Hough, Esq./Constance L. Sugiyama, Esq.
         Telecopy No: (416) 364-7813


(b)      if to UDI:

         United Dominion Industries Limited
         2300 One First Union Center
         Charlotte, North Carolina  28202
         Attention:   Mr. Richard L. Magee
                      Senior Vice President, General Counsel and Secretary
         Telecopy No: (704) 347-6915

With a copy to

         Stikeman Elliott
         Barristers and Solicitors
         199 Bay Street
         Suite 5500
         Toronto, Ontario
         M5L 1B9
         Attention:   William J. Braithwaite, Esq.
         Telecopy No: (416) 947-0866

         and
         Robinson, Bradshaw & Hinson, P.A.
         101 North Tryon Street
         Suite 1900
         Charlotte, North Carolina 28246
         Attention:   Stephen M. Lynch, Esq.
         Telecopy No. (704) 373-3955

         SECTION 12.2 MISCELLANEOUS.

         This Agreement, except for the Confidentiality Agreement, and the agreements expressly provided for herein collectively constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Ontario having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 12.3 ASSIGNMENT.

         Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that any of the SPX Parties may assign any or all of its rights and obligations under this Agreement and the Transactions to any direct or indirect wholly owned subsidiary of SPX; provided, further, however, that no such assignment shall relieve the assignor from any of its obligations hereunder.

         SECTION 12.4 EXPENSES.

(1) Except as provided in Section 11.2, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the Transactions, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs ("TRANSACTION EXPENSES"), shall be paid by the party incurring such expenses.

(2) UDI represents and warrants to SPX that, (i) except for any amounts owing by UDI pursuant to and in accordance with the terms of written and executed agreements existing as at the date hereof, which agreements are disclosed in

         Section 12.4 of UDI's Disclosure Letter, no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from UDI or any subsidiary of UDI in connection with the Transactions and (ii) UDI's other Transaction Expenses will not exceed the respective amounts set forth in Section
         12.4 of UDI's Disclosure Letter. Copies of each of the agreements referred to in clause (i) of this Section 12.4(2) have been delivered to SPX; such agreements contain a complete description of how to calculate the payments owing thereunder.

         SECTION 12.5 SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.6 COUNTERPART EXECUTION.

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         SECTION 12.7 PARTIES IN INTEREST.

         Except for Sections 8.3 and 8.4 which shall inure to the benefit of the Persons identified therein, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, SPX and UDI have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                             SPX CORPORATION

                                             By:   /s/ CHRISTOPHER J. KEARNEY
                                                ------------------------------
                                                Name:  Christopher J. Kearney
                                                Title: Vice President, General
                                                       Counsel and Secretary


                                             UNITED DOMINION INDUSTRIES
                                             LIMITED

                                             By:   /s/ GEORGE S. TAYLOR
                                                ------------------------------
                                                Name:  George S. Taylor
                                                Title: Director

                                  SCHEDULE "A"

                         FORM OF ARRANGEMENT RESOLUTION

                            SPECIAL RESOLUTION OF THE
                 UNITED DOMINION INDUSTRIES LIMITED SHAREHOLDERS

BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving United Dominion Industries Limited ("UDI"), as more particularly described in the Management Proxy Circular (the "Circular") of UDI dated _________, 2001 (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving UDI, the full text of which is set out as Schedule "B" to the Merger Agreement made as of March 10, 2001 between SPX Corporation and UDI (the "Merger Agreement") (as the Plan of Arrangement may be contemplated thereby or may have been amended) is hereby authorized, approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of UDI or that the Arrangement has been approved by the Superior Court of Justice (Ontario), the directors of UDI are hereby authorized and empowered (i) to amend the Merger Agreement, or the Plan of Arrangement to the extent permitted by the Merger Agreement, and (ii) without further approval of the shareholders of UDI, to determine not to proceed with the Arrangement, but only in accordance with the terms of the Merger Agreement.

4. Any one officer or director of UDI is hereby authorized and directed for and on behalf of UDI to execute, under the seal of UDI or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Merger Agreement for filing.

5. Any one officer or director of UDI is hereby authorized and directed for and on behalf of UDI to execute or cause to be executed, under the seal of UDI or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                  SCHEDULE "B"

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT


                                    ARTICLE 1
                                 INTERPRETATION


         SECTION 1.1 DEFINITIONS.


         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith:

         "AMALCO" means the corporation resulting from the Amalgamation;

         "AMALCO COMMON SHARE" means a common share in the capital of Amalco;

         "AMALCO SPECIAL SHARE" means a special share in the capital of Amalco;

         "AMALGAMATION" has the meaning set out in Section 2.3(j);

         "ARRANGEMENT" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Plan of Arrangement or the Merger Agreement or made at the direction of the Court in the Interim Order or the Final Order;

         "ARRANGEMENT RESOLUTION" means the special resolution of UDI Shareholders to be substantially in the form and content of Schedule "A" to the Merger Agreement;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of UDI in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

         "BUSINESS DAY" means any day except a Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New
         York) or Toronto (in the Province of Ontario) or Muskegon (in the State of Michigan) are authorized or required by applicable law to close;

         "CBCA" means the Canada Business Corporations Act, as the same has been and may hereafter from time to time be amended;

         "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director under the CBCA;

         "COURT" means the Ontario Superior Court of Justice;

         "CURRENT MARKET PRICE" means, in respect of an SPX Common Share, the closing price of the SPX Common Shares on the New York Stock Exchange on the trading day immediately preceding the Effective Date converted into Canadian dollars based on the noon United States Dollar/Canadian Dollar exchange rate as quoted by the Bank of Canada on such date;

         "DEPOSITARY" means the company appointed by SPX to act as depositary for the Transactions, at its offices set out in the Letter of Transmittal;

         "DIRECT EXCHANGE ELECTION" means an election by a Qualified Investor to exchange a specified number of UDI Common Shares held by such Qualified Investor directly with SPX for SPX Common Shares pursuant to this Plan of Arrangement, which election shall be made by duly completing and signing the Letter of Transmittal in the appropriate manner and depositing it with the Depositary at one of its offices specified for that purpose in the Letter of Transmittal, together with the share certificates evidencing the UDI Common Shares in respect of which the election is made, not less than 48 hours prior to the time fixed for the UDI Meeting;

         "DIRECTLY EXCHANGED UDI COMMON SHARES" means the total number of UDI Common Shares that are the subject of Direct Exchange Elections, provided that if the number of such UDI Common Shares would otherwise exceed 30% of the total issued and outstanding UDI Common Shares immediately before the Effective Time (rounded down to the nearest whole share), the number of UDI Common Shares of each Electing Qualified Investor that are the subject of a Direct Exchange Election shall be reduced on a pro rata basis so that in aggregate the Directly Exchanged UDI Common Shares shall be 30% of the total issued and UDI Common Shares outstanding immediately before the Effective Time (rounded down to the nearest whole share);

         "DIRECTOR" means the Director appointed pursuant to Section 260 of the CBCA;

         "DISSENT PROCEDURES" has the meaning set out in Section 3.1;

         "DISSENT RIGHTS" has the meaning set out in Section 3.1;

         "DISSENTING SHAREHOLDER" means a holder of UDI Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

         "EFFECTIVE DATE" means the date shown on the Certificate;

         "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date;

         "ELECTING QUALIFIED INVESTOR" means a Qualified Investor that has made a Direct Exchange Election;

         "EXCHANGE RATIO" means 0.2353;

         "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

         "HOLDERS" means, when used with reference to UDI Common Shares, the holders of UDI Common Shares shown from time to time in the register maintained by or on behalf of UDI in respect of the UDI Common Shares;

         "ITA" means the Income Tax Act (Canada) as the same has been and may be hereafter from time to time amended;

         "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section
         2.3 of the Merger Agreement;

         "LETTER OF TRANSMITTAL" means the Letter of Transmittal form (including an election form) for use by UDI Shareholders in connection with the Arrangement;

         "MEETING DATE" means the date of the UDI Meeting;

         "MERGECO" means a corporation which will, at the Effective Time, have been incorporated under and be governed by the CBCA and be a direct wholly-owned subsidiary of SPX Subco No. 4;

         "MERGECO COMMON SHARE" means a common share in the capital of MergeCo;

         "MERGER AGREEMENT" means the merger agreement dated as of March 10, 2001 between UDI and SPX, as it may be amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

         "NOTICE OF DISSENT" has the meaning set out in Section 3.1;

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

         "QUALIFIED INVESTOR" means a holder of UDI Common Shares that is, and certifies itself on the Letter of Transmittal to be, a taxpayer described in any of paragraphs 205(a) to (f) of the ITA.

         "REPLACEMENT OPTION" has the meaning set out in Section 2.2(n);

         "SPX" means SPX Corporation, a corporation duly incorporated under and governed by the laws of the State of Delaware;

         "SPX COMMON SHARES" means the common shares in the capital stock of SPX, par value US$10.00 per share, and the associated preferred share purchase rights;

         "SPX SUBCO NO. 1" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the laws of the State of Delaware and be a direct wholly-owned subsidiary of SPX;

         "SPX SUBCO NO. 2" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the laws of the State of Delaware and be a direct wholly-owned subsidiary of SPX;

         "SPX SUBCO NO. 3" means a corporation which will, at the Effective Time, have been duly incorporated under and be governed by the laws of the State of Delaware, 50% of the voting shares of which will, at the Effective Time, be held by each of SPX Subco No. 1 and SPX Subco No. 2;

         "SPX SUBCO NO. 4" means an unlimited liability company which will, at the Effective Time, have been duly formed under and be governed by the laws of the Province of Nova Scotia and be a direct wholly-owned subsidiary of SPX Subco No. 3;

         "UDI" means United Dominion Industries Limited, a corporation duly continued under and governed by the CBCA;

         "UDI CIRCULAR" means the management proxy circular and accompanying notice of the UDI Meeting, including all appendices thereto, to be sent to UDI Shareholders in connection with the UDI Meeting;

         "UDI COMMON SHARES" means the common shares in the capital of UDI;

         "UDI MEETING" means the special meeting of UDI Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

         "UDI OPTIONS" means the outstanding options to purchase UDI Common Shares under the UDI Stock Option Plans;

         "UDI SHAREHOLDERS" means the holders of UDI Common Shares; and

         "UDI STOCK OPTION PLANS" means, collectively, the 1990 Stock Option and Restricted Stock Plan of UDI, the 1994 Stock Option and Restricted Stock Plan of UDI, and the 1999 Stock Option and Restricted Stock Plan of UDI.

         SECTION 1.2 SECTIONS AND HEADINGS.

         The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference purposes only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section, paragraph, appendix or an exhibit refers to the specified section or paragraph of or appendix or exhibit to this Plan of Arrangement.

         SECTION 1.3 CURRENCY.

         Except as expressly set forth otherwise, all sums of money referred to herein are expressed in lawful money of the United States of America.

         SECTION 1.4 NUMBER, GENDER AND PERSONS.

         In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

                                    ARTICLE 2
                                   ARRANGEMENT

         SECTION 2.1 BINDING EFFECT.

         This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time. In particular, and without limiting the generality of the foregoing, this Plan of Arrangement shall be binding upon: (i) UDI; (ii) MergeCo and all permitted assignees; (iii) SPX; (iv) SPX Subco No. 1;
(v) SPX Subco No. 2; (vi) SPX Subco No. 3; (vii) SPX Subco No. 4; (viii) all registered and beneficial holders of UDI Common Shares; (ix) all holders of UDI Options; and (x) all other holders of securities exchangeable for or convertible into UDI Common Shares, if any.

         SECTION 2.2 ARRANGEMENT.

         Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) TRANSFER OF DISSENTING SHAREHOLDERS' SHARES. The UDI Common Shares held by Dissenting Shareholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to UDI and be cancelled and cease to be outstanding, and as of the Effective Time, such Dissenting Shareholders shall cease to have any rights as shareholders of UDI other than the right to be paid the fair value of their shares in accordance with the Dissent Procedures.

         (b) ISSUANCE OF SPX COMMON SHARES. SPX shall issue to SPX Subco No. 1 that number of fully paid and non-assessable SPX Common Shares that is equal to one plus 50% of the number obtained when the Exchange Ratio is multiplied by the number of UDI Common Shares outstanding immediately prior to the Effective Time, after deducting the number of Directly Exchanged UDI Common Shares and the number of UDI Common Shares cancelled pursuant to Section 2.2(a). SPX Subco No. 1 shall issue to SPX, in exchange therefor, 1,000 common shares in the capital of SPX Subco No. 1. SPX shall issue to SPX Subco No. 2 the same number of fully paid and non-assessable SPX Common Shares that it issues to Subco No. 1, less one share. SPX Subco No. 2 shall issue to SPX, in exchange therefor, 1,000 common shares in the capital of SPX Subco No. 2.

         (c) TRANSFER OF SPX COMMON SHARES TO SPX SUBCO NO. 3. Each of SPX Subco No. 1 and SPX Subco No. 2 shall transfer to SPX Subco No. 3 all SPX Common Shares as it shall have received pursuant to Section 2.2(b). SPX Subco No. 3 shall issue to each of SPX Subco No. 1 and SPX Subco No. 2, in exchange therefor, 500 common shares in the capital of SPX Subco No. 3.

         (d) TRANSFER OF SPX COMMON SHARES TO SPX SUBCO NO. 4. SPX Subco No. 3 shall transfer to SPX Subco No. 4 all SPX Common Shares as it shall have received pursuant to Section 2.2(c). SPX Subco No. 4 shall issue to SPX Subco No. 3, in exchange for each such SPX Common Share, one common share in the capital of SPX Subco No. 4.

         (e) DIRECT EXCHANGE. The Directly Exchanged UDI Common Shares of each Electing Qualified Investor who is not a Dissenting Shareholder shall be exchanged for that number of SPX Common Shares issued by SPX that is equal to the Exchange Ratio multiplied by the number of Directly

                  Exchanged UDI Common Shares registered in the name of such Electing Qualified Investor, rounded down to the nearest whole number of SPX Common Shares. In lieu of any fractional interest in an SPX Common Share, each Electing Qualified Investor otherwise entitled to a fraction of an SPX Common Share shall receive a cash payment as more fully described in Section 4.4.

         (f) TRANSFER OF DIRECTLY EXCHANGED UDI COMMON SHARES BY SPX TO SPX SUBCO NO. 1 AND SPX SUBCO NO. 2. SPX shall contribute one-half of the Directly Exchanged UDI Common Shares to each of SPX Subco No. 1 and SPX Subco No. 2.

         (g) TRANSFER OF DIRECTLY EXCHANGED UDI COMMON SHARES BY SPX SUBCO NO. 1 AND SPX SUBCO NO. 2 TO SPX SUBCO NO. 3. Each of SPX Subco No. 1 and SPX Subco No. 2 shall contribute all Directly Exchanged UDI Common Shares as it shall have received pursuant to Section 2.2(f) to SPX Subco No. 3.

         (h) TRANSFER OF DIRECTLY EXCHANGED UDI COMMON SHARES BY SPX SUBCO NO. 3 TO SPX SUBCO NO. 4. SPX Subco No. 3 shall transfer all Directly Exchanged UDI Common Shares as it shall have received pursuant to Section 2.2(g) to SPX Subco No. 4. SPX Subco No. 4 shall issue to SPX Subco No. 3, in exchange therefor, that number of its common shares that is equal to the number of SPX Common Shares issued by SPX pursuant to Section 2.2(e) hereof to the Electing Qualified Investors.

         (i) TRANSFER OF DIRECTLY EXCHANGED UDI COMMON SHARES BY SPX SUBCO NO. 4 TO MERGECO. SPX Subco No. 4 shall transfer all Directly Exchanged UDI Common Shares as it shall have received pursuant to Section 2.2(h) to MergeCo. MergeCo shall issue to SPX Subco No. 4, in exchange therefor, that number of MergeCo Common Shares that is equal to the number of SPX Common Shares issued by SPX pursuant to Section 2.2(e) hereof. MergeCo shall add to its stated capital account in respect of the MergeCo Common Shares an amount equal to the product of the number of SPX Common Shares so issued by SPX and the Current Market Price.

         (j) AMALGAMATION. UDI and MergeCo shall amalgamate to form Amalco and shall continue as one corporation under the CBCA (the "AMALGAMATION"), with the effect set forth in Subsections 186(b) to 186(f) inclusive of the CBCA, as follows:

                  (i) Amalco shall issue to each holder of UDI Common Shares that are outstanding immediately prior to the Amalgamation and after completion of the steps contemplated by Sections 2.2(a) through (i) hereof, other than MergeCo, in respect of each such outstanding UDI Common Share, a fraction of one fully paid and non-assessable Amalco Special Share the numerator of which is one (1) and the denominator of which is equal to the aggregate number of UDI Common Shares outstanding immediately prior to the Amalgamation, after deducting the number of Directly Exchanged UDI Common Shares, all such that, in the aggregate, only one such whole Amalco Special Share shall be issued.

                  (ii) SPX Subco No. 4 shall deliver to each holder of UDI Common Shares that are outstanding immediately prior to the Amalgamation and after completion of the steps contemplated by Sections 2.2(a) through (i) hereof, other than MergeCo, as additional consideration in respect of such UDI Common Shares, that number of SPX Common Shares that is equal to the product of the Exchange Ratio and the number of UDI Common Shares so held, and the name of each such holder shall be removed from the register of holders of UDI Common Shares and added to the register of holders of SPX Common Shares. Each certificate formerly representing such UDI Common Shares thereafter shall entitle the holder thereof to receive an SPX Common Share certificate representing that whole number of SPX Common Shares equal to the product of the number of UDI Common Shares represented by such certificate immediately prior to the Amalgamation and the Exchange Ratio, rounded down to the nearest whole number of SPX Common Shares, provided that if more than one certificate formerly representing UDI Common Shares is registered in the name of a single holder such rounding down shall be based on the number of UDI Common Shares formerly represented by the total of such certificates. In lieu of any fractional interest in an SPX Common Share, each Person otherwise entitled to a fractional interest in an SPX Common Share shall receive a cash payment as more fully described in Section 4.4.

                  (iii) All Directly Exchanged UDI Common Shares (all of which shall be held by MergeCo immediately before the Amalgamation) shall be cancelled. Each outstanding MergeCo Common Share shall be exchanged for one fully paid and non-assessable Amalco Common Share (and no further consideration) and the name of any holder of MergeCo Common Shares shall be removed from the register of holders of MergeCo Common Shares and added to the register of holders of Amalco Common Shares. Certificates formerly representing such MergeCo Common Shares thereafter shall be deemed to represent an equal number of Amalco Common Shares.

                  (iv) In consideration of SPX Subco No. 4 delivering SPX Common Shares to holders of UDI Common Shares as provided in Section 2.2(j)(ii), Amalco shall issue to SPX Subco No. 4, a number of fully paid and non-assessable Amalco Common Shares equal to the aggregate number of SPX Common Shares issued pursuant to Section 2.2(b).

                  (v)      The name of Amalco shall be _________.

                  (vi) The registered office of Amalco shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of Amalco shall be _______ Street, Toronto, Ontario, [POSTAL CODE].

                  (vii) There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise.

                  (viii) Amalco shall be authorized to issue an unlimited number of common shares and an unlimited number of special shares having the rights, privileges, restrictions and conditions attaching to the common shares and special shares which shall be set forth in Appendix A attached hereto at the time of the filing of Articles of Arrangement with the Director.

                  (ix) The board of directors of Amalco shall consist of not less than a minimum of one nor more than a maximum of ten which, until changed in accordance with the CBCA, shall be fixed at three. The Persons named below, a majority of whom are resident Canadians, shall be the first directors of Amalco:

                           Name                Residence Address
                           ----                -----------------
                           ____________          ________________

                           ____________          ________________

                           ____________          ________________




                  (x) The by-laws of Amalco shall be the same as the by-laws of MergeCo.

         (k) STATED CAPITAL. For the purposes of the CBCA, the aggregate stated capital of the Amalco Common Shares issued pursuant to the Arrangement shall be equal to the maximum amount permitted to be added to the paid-up capital of such shares having regard to subsection 87(3) of the ITA, which amount shall not be greater than the amount permitted to be added pursuant to the CBCA; and the stated capital of the issued and outstanding Amalco Special Share issued pursuant to the Arrangement shall be equal to the Current Market Price as though the Amalco Special Share were one SPX Common Share.

         (l) REDEMPTION OF AMALCO SPECIAL SHARE. The one (1) outstanding Amalco Special Share shall be redeemed and cancelled, and shall be deemed to have been redeemed and cancelled for all purposes, upon the delivery by SPX Subco No. 4 to the persons holding a fractional interest in the one (1) outstanding Amalco Special Share, of an equal fractional interest in one
                  (1) fully paid and non-assessable SPX Common Share in the aggregate. The fractional interest in such one (1) additional SPX Common Share upon such redemption shall be distributed in accordance with Article 4 to Persons who were holders of a fractional interest in the Amalco Special Share, in conjunction with the delivery of SPX Common Shares provided for in Section 2.2(j)(ii).

         (m) SHARE RESTRICTIONS. The following provisions shall take effect with respect to the shares of Amalco:

                  (i) TRANSFER. The transfer of shares in the capital of Amalco is restricted in that no share may be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the Board of Directors of Amalco or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders.

                  (ii) NUMBER OF SHAREHOLDERS. The number of shareholders of Amalco, exclusive of Persons who are in its employment and exclusive of Persons who, having been formerly in the employment of Amalco, were, while in that employment, and have continued after termination of that employment to be, shareholders of Amalco, is limited to not more than 50, two or more Persons who are the joint registered owners of one or more shares being counted as one shareholder.

                  (iii) PUBLIC DISTRIBUTIONS. Any invitation to the public to subscribe for any securities of Amalco is prohibited.

         (n) UDI OPTIONS. Subject to applicable laws and regulatory requirements, each UDI Option that is unexercised and outstanding immediately prior to the Effective Time shall be exchanged for an option ("REPLACEMENT OPTION") to purchase SPX Common Shares. Each Replacement Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant UDI Stock Option Plan and the applicable stock option agreement as they exist immediately prior to the Effective Time (and any document or agreement previously evidencing an UDI Option shall thereafter evidence such Replacement Option), except that
                  (i) such Replacement Option shall be exercisable for that number of whole SPX Common Shares as is equal to the product obtained by multiplying the number of UDI Common Shares that were issuable upon the exercise of such UDI Option immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole number of SPX Common Shares, (ii) the exercise price per share for the SPX Common Shares issuable upon exercise of such Replacement Option shall be equal to the quotient determined by dividing the exercise price per UDI Common Share at which such UDI Option is exercisable immediately prior to the Effective Time (adjusted, where necessary, for the U.S. dollar/Canadian dollar exchange rate effective as of the close of business on the Effective Date) by the Exchange Ratio, rounded up to the nearest whole cent, and
                  (iii) such Replacement Option shall vest fully immediately following the Effective Time.

         SECTION 2.3 ANTI-DILUTION PROVISIONS.

         If, between the date of signing the Merger Agreement and the Effective Time, the outstanding SPX Common Shares shall have been changed into or exchanged for a different number of shares or kind of shares and/or other securities and/or property of SPX or another corporation or entity by reason of any reclassification, split-up, stock dividend or stock combination or any arrangement, amalgamation or similar statutory procedure (an "ADJUSTMENT EVENT"), then the Exchange Ratio shall be appropriately adjusted so that each holder of UDI Shares (other than a Dissenting Shareholder) shall be entitled to receive at the Effective Time, in lieu of the consideration in SPX Common Shares and provided for in Section 2.2 hereof, such number and kind of shares and/or other securities and/or property as such holder would have received if the record date and payment date for such Adjustment Event had been immediately after the Effective Time. The consideration payable on the redemption of the Amalco Special Share pursuant to Section 2.2(l) shall be similarly appropriately adjusted.

         If the record date for such Adjustment Event shall be prior to the Effective Time but the payment date therefor shall be subsequent to the Effective Time, SPX shall take such action as shall be required so that on such payment date any former holder of UDI

Shares who shall have received or become entitled to receive SPX Common Shares pursuant to the Arrangement shall be entitled to receive such number or kind of shares and/or other securities and/or property as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

         SECTION 3.1 RIGHTS OF DISSENT.

         Holders of UDI Common Shares may exercise rights of dissent ("DISSENT RIGHTS") with respect to such shares pursuant to and in the manner set forth in
Section 190 of the CBCA (subject to the provisions hereof), the Interim Order and this Section 3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement; provided that, notwithstanding the provisions of Subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in Subsection 190(5) of the CBCA ("NOTICE OF Dissent") must be received by UDI prior to 5:00 p.m. (Toronto time) on the Business Day immediately preceding the date of the UDI Meeting. Holders of UDI Common Shares who seek to exercise such Dissent Rights and who:

         (a) are entitled to be paid fair value for their UDI Common Shares shall be deemed to have transferred such UDI Common Shares to UDI at the Effective Time and such UDI Common Shares shall be cancelled and cease to be outstanding at the Effective Time, all as provided in Section 2.2(a); or

         (b) for any reason prior to the Effective Time do not properly fulfill each of the Dissent Procedures required to be completed by a Dissenting Shareholder or, subsequent to giving Notice of Dissent and prior to the Effective Time, act inconsistently with such dissent, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of UDI Common Shares that is not a holder of Directly Exchanged UDI Common Shares and shall be entitled to receive SPX Common Shares and a fractional interest in the Amalco Special Share which shall be redeemed for a fractional interest in one (1) SPX Common Share, all in accordance with Section 2.2;

and in no case shall SPX, SPX Subco No. 1, SPX Subco No. 2, SPX Subco No. 3, SPX Subco No. 4, MergeCo, UDI, Amalco or any other Person be required to recognize such holders, or any other Person, as holders of UDI Common Shares after the Effective Time and the names of such holders of UDI Common Shares shall be deleted from the share register of UDI in respect of the UDI Common Shares as of the Effective Time.

                                    ARTICLE 4
                      CERTIFICATES, FRACTIONAL ENTITLEMENTS
                            AND SETTLEMENT PROCEDURES

         SECTION 4.1 ISSUANCE OF CERTIFICATES REPRESENTING SPX COMMON SHARES.

         At or promptly after the Effective Time, SPX Subco No. 4 shall deposit with the Depositary, as custodian for the benefit of the holders of UDI Common Shares who shall ultimately receive SPX Common Shares from SPX Subco No. 4 pursuant to the Arrangement, certificates representing that whole number of SPX Common Shares to be delivered by SPX Subco No. 4 pursuant to Section 2.2. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more UDI Common Shares (other than Directly Exchanged UDI Common Shares and UDI Common Shares cancelled pursuant to Section 2.2(a)) together with a properly completed and executed Letter of Transmittal and such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of UDI and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of whole SPX Common Shares which such holder has the right to receive pursuant to Section 2.2 from SPX Subco No. 4 (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional SPX Common Shares pursuant to Section 4.4, less any amounts withheld pursuant to Section 4.5), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of UDI Common Shares that is not registered in the share register for UDI Common Shares, a certificate representing the proper number of SPX Common Shares may be issued to the transferee if the certificate representing such UDI Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer and payment of all transfer taxes, if any. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented UDI Common Shares (other than Directly Exchanged UDI Common Shares and UDI Common Shares cancelled pursuant to Section 2.2(a)) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing SPX Common Shares as contemplated by this Section 4.1,
(ii) a cash payment in lieu of fractional SPX Common Shares as contemplated by
Section 4.4, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to SPX Common Shares as contemplated by Section 4.2. At or promptly after the Effective Time, SPX shall deposit with the Depositary, as custodian for the benefit of holders of Directly Exchanged UDI Common Shares, certificates representing that whole number of SPX Common Shares issued by SPX to such holders pursuant to Section 2.2(e) and the provisions of this Section 4.1 shall apply mutatis mutandis to the exchange of certificates representing

Directly Exchanged UDI Common Shares for certificates representing SPX Common Shares.

         SECTION 4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES.

         No dividends or other distributions declared or made after the Effective Time with respect to SPX Common Shares, as applicable, with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding UDI Common Shares, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the holder of record of a certificate formerly representing UDI Common Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such SPX Common Share, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such SPX Common Share, as the case may be.

         SECTION 4.3 LOST CERTIFICATES.

         In the event any certificate which immediately prior to the Effective Time represented one or more outstanding UDI Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary shall issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more SPX Common Shares (and any dividends or distributions with respect thereto and any entitlements of the holder thereof to cash in lieu of fractional SPX Common Shares pursuant to Section 4.4) deliverable in accordance with the Plan of Arrangement and such holder's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such certificates representing SPX Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to SPX in such sum as SPX may direct or otherwise indemnify SPX in a manner satisfactory to SPX, against any claim that may be made against SPX, with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4.4 NO FRACTIONAL SHARES.

         No certificates or scrip representing fractional SPX Common Shares shall be issued or delivered upon the surrender for exchange of certificates pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of SPX shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of UDI or SPX. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an SPX

Common Share shall receive a cash payment from the Depositary equal to the product of (i) such fractional interest multiplied by (ii) the Current Market Price, rounded up to the nearest whole cent. SPX and SPX Subco No. 4 shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. On the sixth anniversary of the Effective Date, the aggregate number of SPX Common Shares for which no certificates were issued as a result of the foregoing provisions of this Section 4.4 shall be deemed to have been surrendered by the Depositary for no consideration to SPX or SPX Subco No. 4 as appropriate.

         SECTION 4.5 WITHHOLDING RIGHTS.

         SPX, SPX Subco No. 4, Amalco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of UDI Common Shares or SPX Common Shares such amounts as SPX, SPX Subco No. 4, Amalco or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986, as amended, or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, SPX, SPX Subco No. 4, Amalco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to SPX, SPX Subco No. 4, Amalco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and SPX, SPX Subco No. 4, Amalco or the Depositary shall notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

         SECTION 4.6 EXTINCTION OF RIGHTS.

         Any certificate which immediately prior to the Effective Time represented outstanding UDI Common Shares that is not deposited with all other instruments required by Section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of SPX. On such date, the SPX Common Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to SPX Subco No. 4, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of SPX, SPX Subco No. 4, Amalco or the Depositary shall be liable to any Person in respect of any SPX Common Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                    ARTICLE 5
                                   AMENDMENTS

         SECTION 5.1 AMENDMENTS TO PLAN OF ARRANGEMENT.

         UDI and MergeCo reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) previously approved by SPX, and, if required by the Merger Agreement, UDI, (iii) filed with the Court and, if made following the UDI Meeting, approved by the Court, and (iv) communicated to holders of UDI Common Shares and UDI Options if and as required by the Court.

         Any amendment, modification or supplement to this Plan of Arrangement may be proposed by UDI at any time prior to the UDI Meeting (provided that SPX shall have previously consented thereto) with or without any other prior notice or communication (all as may be required under the Interim Order), and if included in the Arrangement Resolution shall become part of this Plan of Arrangement for all purposes.

         Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the UDI Meeting shall be effective only if it is consented to by each of UDI and SPX.

                                    ARTICLE 6
                               FURTHER ASSURANCES

         SECTION 6.1 FURTHER ASSURANCES.


         Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

                                  SCHEDULE "C"

                              REGULATORY APPROVALS

SPX REGULATORY APPROVALS

         1.       Investment Canada Act Approval.

         2.       Competition Act Approval.

         3. Orders of Securities Authorities permitting the various trades of SPX Common Shares and the Amalco Special Share contemplated in the Arrangement to be effected without compliance with the prospectus and registration requirements under applicable Securities Laws and the orders contemplated in Section 2.6 of the Agreement.

         4.       Requisite European competition authority approvals.

         5.       HSR Approval.

UDI REGULATORY APPROVALS

         1.       Investment Canada Act Approval.

         2.       Competition Act Approval.

         3.       Requisite European competition authority approvals.

         4.       HSR Approval.

                                  SCHEDULE "D"

                      REPRESENTATIONS AND WARRANTIES OF SPX

         SPX hereby represents and warrants to and in favour of UDI as follows, except as otherwise disclosed in the corresponding Sections or Subsections of the SPX Disclosure Letter:

SECTION D.1 ORGANIZATION AND QUALIFICATION.

         SPX is a corporation duly incorporated and organized and validly existing under the Laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of SPX's subsidiaries is a corporation duly incorporated and organized and validly existing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. SPX and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on SPX. The copies of SPX's certificate of incorporation and bylaws filed or incorporated by reference in SPX's Annual Report on Form 10-K for the year ended December 31, 1999 are complete and correct, have not been amended and are in full force and effect.

SECTION D.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

         SPX has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by SPX's Board of Directors, and no other corporate proceedings on the part of SPX are necessary to authorize this Agreement and the Transactions (except for possibly obtaining shareholder approval in respect of the SPX Resolution and the approval of the issuance of the SPX Common Shares in the Plan of Arrangement). The Board of Directors of SPX, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined (a) that the Transactions are in the best interest of SPX and its shareholders and (b) to recommend to SPX's shareholders that they vote their SPX Common Shares in favor of the Transactions (the "SPX BOARD RECOMMENDATION"), and the SPX Board Recommendation has not been revoked or modified. This Agreement has been duly executed and delivered by SPX and constitutes the legal, valid and binding obligation of SPX enforceable against SPX in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and to general principles of equity.

SECTION D.3 NO VIOLATIONS.

(1) Neither the execution and delivery of this Agreement by SPX, the consummation of the Transactions nor compliance by SPX with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of or the creation of any rights in favour of another party under, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration or any other change in any of the rights or obligations of any party under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of SPX or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the SPX Governing Documents or the comparable governing documents of any of its subsidiaries or (y) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien or other Contract, instrument or obligation to which SPX or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which SPX or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section D.3(2) below, violate any judgment, ruling, order, writ, injunction, determination, award, decree or Law applicable to SPX or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults or terminations which would not, or any consents, approvals or notices which, if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on SPX).

(2) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority is required to be obtained in connection with the execution and delivery by SPX of this Agreement or the consummation by SPX of the Transactions other than (A) consents, approvals, orders, authorizations, declarations or filings of or with any Governmental Authority that are required to be disclosed pursuant to Section E.3(2), as to which no representation or warranty is made, and (B) any other consents, approvals, orders, authorizations, declarations, or filings of or with a Governmental Authority which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect on SPX.

SECTION D.4 CAPITALIZATION.

         The authorized share capital of SPX consists of 100 million SPX Common Shares and 3,000,000 shares of preferred stock, without par value, issuable in series. As of March 8, 2001, 30,447,446 SPX Common Shares were issued and outstanding and 500,000 shares were designated as Series A Preferred Stock, of which none were outstanding, and 5,000,000 SPX Common Shares were reserved for issuance pursuant to the exercise of options granted under the SPX stock option plans and set forth in Section D.4 of the SPX Disclosure Letter. Except for the aforesaid SPX options, there are no options, warrants or other rights, agreements or commitments of any character whatsoever ("SPX SHARE ARRANGEMENTS") requiring the issuance, grant, sale or transfer by SPX of any shares of SPX (including the SPX Common Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of SPX including the SPX Common Shares) (collectively, with shares of SPX, "SPX SECURITIES"), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of SPX ("SPX PHANTOM RIGHTS"). Since January 19, 2001, there have been no increases to any of the amounts set forth above, other than increases in the number of outstanding SPX Common Shares by reason of issuance of SPX Common Shares upon exercise of any of the outstanding SPX options set forth above, which issuances have reduced the number of such outstanding SPX options by a corresponding amount. There are no obligations of SPX or any subsidiary to repurchase, redeem or otherwise acquire any SPX Securities. All outstanding SPX Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all SPX Common Shares issuable upon exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights.

SECTION D.5 NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2000, there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on SPX.

SECTION D.6 NO UNDISCLOSED MATERIAL LIABILITIES.

         Neither SPX nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise (and whether or not the subject of any other representation or warranty hereunder), except (a) liabilities or obligations reserved against or disclosed in the audited consolidated financial statements of SPX as of and for the fiscal year ended December 31, 2000 contained in SPX's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, or disclosed in the footnotes thereto or otherwise disclosed in such Annual Report on Form 10-K (in each case, in the amount or of the magnitude so reserved against or disclosed), and (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on SPX.

SECTION D.7 BROKERAGE FEES.

         SPX has not retained (nor will it retain) any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any of the Transactions, except that Chase Securities Inc. has been retained as SPX's financial advisor in connection with certain matters, including the Transactions. SPX has delivered to UDI a true and complete copy of its agreement with Chase Securities Inc.

SECTION D.8 REQUIRED VOTE.

                  Assuming any approval by SPX Shareholders of the SPX Resolution is required, then the requisite vote is the affirmative vote of the holders of a majority of shares present at the SPX Shareholders Meeting (the "SPX SHAREHOLDERS APPROVAL") and no other vote of SPX's shareholders is required under Law, SPX's certificate of incorporation or otherwise in order for SPX to consummate the Transactions.

SECTION D.9 REPORTS.

(1) SPX has timely filed with the Securities Authorities all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Securities Laws (such documents, as supplemented or amended since the time of filing, and including all exhibits and schedules thereto and documents incorporated by reference therein, the "SPX SECURITIES REPORTS"). SPX has heretofore delivered to UDI true and complete copies of the SPX Securities Reports. As of their respective dates, the SPX Securities Reports did not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading in light of the circumstances under which they were made, and complied in all material respects with all applicable requirements of Law. The audited financial statements and unaudited interim financial statements (including any related notes or schedules) of SPX and its consolidated subsidiaries publicly issued by SPX, or included or incorporated by reference in the SPX Securities Reports, were prepared in accordance with generally accepted accounting principles in the United States consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of SPX's independent accountants; or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of SPX and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments which, individually or in the aggregate, would not be material in amount or effect).

(2) SPX will deliver to UDI as soon as they become available true and complete copies of any SPX Securities Report filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such SPX Securities Reports (excluding any information therein provided by UDI, as to which SPX makes no representation) will not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of Law. The financial statements of SPX and its consolidated subsidiaries (including any related notes or schedules) issued thereby or to be included or incorporated by reference in such SPX Securities Reports (excluding any information therein provided by UDI, as to which SPX makes no representation) will be prepared in accordance with generally accepted accounting principles in the United States consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of SPX's independent accountants; or
         (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of SPX and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments which, individually or in the aggregate, would not be material in amount or effect).

SECTION D.10 U.S. REGISTRATION.

         The SPX Common Shares were not issued by a closed-end investment company registered under the United States Investment Company Act of 1940.

SECTION D.11 SUBSIDIARIES.

         (a) All of the capital stock of, or other ownership interest in, each of SPX's subsidiaries is validly issued, fully paid and nonassessable and is beneficially owned, directly or indirectly, by SPX, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever. There are no existing SPX Share Arrangements requiring the issuance, grant, sale or transfer by any SPX subsidiary of any shares of any SPX subsidiary or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of any SPX subsidiary (collectively with shares of any SPX subsidiary, "SPX SUBSIDIARY SECURITIES"), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of any SPX subsidiary ("SPX SUBSIDIARY PHANTOM RIGHTS"). There are no obligations of SPX or any subsidiary to repurchase, redeem or otherwise acquire any SPX Subsidiary Securities. None of the certificates of incorporation or bylaws or other organizational documents of any of SPX's subsidiaries purport to grant rights to any Person or group other than (1) customary rights with respect to corporate governance given to all shareholders pro rata in accordance with their holdings and (2) customary rights of indemnification of directors and officers.

         (b) A complete listing of SPX's subsidiaries, other than inactive subsidiaries with less than $1,000,000 in assets or liabilities (including contingent liabilities) (the "SPX INACTIVE SUBSIDIARIES") is set forth in Section D.11(b) of the SPX Disclosure Letter. Except as set forth in Section D.11(b) of the SPX Disclosure Letter, neither SPX nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other entity other than the SPX Inactive Subsidiaries.

SECTION D.12 LITIGATION.

         There is no litigation, suit, claim, action, prosecution, proceeding or governmental investigation pending or, to the knowledge of SPX, threatened against or relating to SPX or any of its subsidiaries (including, for greater certainty, with respect to any environmental or employee matters) that (i) involves a claim against SPX or any of its subsidiaries that (x) could reasonably be expected to result in damages in excess of $1,000,000 or seeks damages in excess of $5,000,000, (y) seeks injunctive or other equitable relief or (z) individually or in the aggregate, would, if successful (and regardless of amount), have a Material Adverse Effect on SPX; or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay or limit the performance of this Agreement by SPX or any of the transactions contemplated hereby. Neither SPX (or any of its subsidiaries) nor any property or asset of SPX (or any of its subsidiaries) is subject to any Governmental Order which, individually or in the aggregate, would prevent SPX from performing its material obligations under this Agreement or has a Material Adverse Effect on SPX.

SECTION D.13 ENVIRONMENTAL.

(1) SPX and its subsidiaries have been and are in compliance with all applicable environmental Laws, except for non-compliance that does not, individually or in the aggregate, have a Material Adverse Effect on SPX.

(2) Since December 31, 1998, neither SPX nor any of its subsidiaries has ever received any notice of or been prosecuted for material non-compliance with any environmental Laws, nor has SPX or any of its subsidiaries settled any allegation of non-compliance short of prosecution.

(3) There are no actual or, to the knowledge of SPX, threatened orders, warnings or directions relating to environmental matters requiring any work, repair or construction or capital expenditures to be made with respect to any of SPX's or any of its subsidiaries' properties or operations, nor has SPX or any of its subsidiaries received notice of any of the same, that, individually or in the aggregate, have a Material Adverse Effect on SPX.

(4) There is not on, in or under any property currently or, to SPX's knowledge, previously owned, leased, managed, controlled or operated by SPX or any of its subsidiaries any of the following: (1) underground storage tanks or surface impoundments, (2) asbestos-containing materials, (3) polychlorinated biphenyls, or (4) other "Hazardous Substances" (as such term is defined under the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended as of the date hereof) or petroleum products, in each case which would reasonably be expected to form the basis of liability or other obligation of SPX or any of its subsidiaries under any applicable environmental Laws, except for such liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on SPX.

SECTION D.14 TAX MATTERS.

(1) SPX and its subsidiaries have timely filed all Tax Returns required to be filed by applicable Law with respect to each of SPX and its subsidiaries or any of their income, properties or operations, except where the failure to file does not, individually or in the aggregate, have a Material Adverse Effect on SPX. All such Tax Returns are true, accurate and complete and accurately set forth all items required to be reflected or included in such Tax Returns by applicable Tax Laws, except to the extent that any inaccuracies in filed Tax Returns do not, individually or in the aggregate, have a Material Adverse Effect on SPX. SPX and its subsidiaries have timely paid all Taxes attributable to each of SPX and its subsidiaries that were due and payable without regard to whether such Taxes have been assessed, except to the extent that failure to pay does not, individually or in the aggregate, have a Material Adverse Effect on SPX. SPX has made available to UDI complete and accurate copies of all United States federal, state, provincial, local and foreign income tax and corporate tax returns, and any amendments thereto, filed by or on behalf of SPX or any of its subsidiaries or any member of a group of corporations including SPX or any of its subsidiaries for the taxable years ending 1997, 1998 and 1999.

(2) There are no pending or, to the knowledge of SPX, threatened audits, examinations, investigations, deficiencies, claims or other proceedings relating to Taxes of SPX or any of its subsidiaries. SPX and its subsidiaries have made adequate provisions in accordance with United States generally accepted accounting principles appropriately and consistently applied to each of SPX and its subsidiaries in the consolidated financial statements included in the SPX Securities Reports referred to in Section D.9(1) for the payment of all Taxes for which SPX and its subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. None of SPX or any of its subsidiaries is liable for Taxes in respect of the period after the date of such consolidated financial statements other than in respect of Taxes arising in the ordinary course of business and Taxes that do not, individually or in the aggregate, have a Material Adverse Effect on SPX.

(3) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of SPX or any of its subsidiaries, including, without limitation, any waiver or other arrangement providing for an extension of time with respect to the filing of any such Tax Return, the payment of any Tax or the issuance of an assessment or reassessment. Neither SPX nor any of its subsidiaries has made an election under Section 341(f) of the Code. Neither SPX nor any of its subsidiaries (i) has any Tax liability under United States Treasury Regulation Section 1.1502-6 or analogous state, local, or foreign law provision for the Tax liabilities of any entity other than SPX or any of its subsidiaries, or as a transferee or successor, except to the extent any such liabilities do not, individually or in the aggregate, have a Material Adverse Effect on SPX, or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than SPX or any of its subsidiaries that remains in effect and under which SPX or any such subsidiary could have any material liability for Taxes. No claim has been made in writing by a taxing authority in a jurisdiction where SPX or any of its subsidiaries does not file Tax Returns that SPX or any of its subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to SPX or such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on SPX.

(4) SPX and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Tax authority when required by Law to do so, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on SPX. With respect to any taxable period ended prior to January 1, 1990, all United States federal income Tax Returns of SPX and its subsidiaries have been audited by the relevant Taxing Authority or are closed by the applicable statue of limitations. SPX and each of its subsidiaries is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Transactions shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

SECTION D.15 COMPLIANCE WITH LAWS.

         SPX and each of its subsidiaries each:

                  (a) conducts its businesses in compliance with all Laws applicable thereto or to its employees or properties;

                  (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to SPX's knowledge, no suspension or cancellation of any of them is threatened; and

                  (c) has received, since December 31, 1998, no notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any Laws or Governmental Orders, (ii) threatening to revoke any permit, license, authorization, order or approval, or (iii) failing to approve any proposed acquisition, or stating the intention not to approve any acquisition proposed to be effected by it within a certain time period or indefinitely;

except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on SPX.

SECTION D.16 EMPLOYEE BENEFITS.

                  (a) True and complete copies of all SPX Benefit Plans and related documents, and all amendments thereto, have been made available to UDI.

                  (b) SPX has administered each SPX Benefit Plan in all material respects in accordance with the terms thereof and all applicable Laws and all contributions, premiums and payments required to be made under the terms of any SPX Benefit Plan have been made. Each SPX Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favourable determination letter from the Internal Revenue Service, and SPX is not aware of any circumstances reasonably likely to adversely affect the qualified status of such plan. SPX has made available to UDI reasonably acceptable evidence that each SPX Canadian Pension Plan and all amendments thereto have been accepted for registration by Canada Customs and Revenue Agency and any provincial Governmental Authority having jurisdiction over such SPX Canadian Pension Plan. Nothing has occurred which would result in the revocation of the registration of any SPX Canadian Pension Plan under the ITA and any applicable provincial pension legislation. All amounts paid by SPX under the provisions of the SPX Canadian Pension Plans will be deductible for income tax purposes.

                  (c) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by SPX or any of its subsidiaries or any ERISA Affiliate. No Pension Plan of SPX or any of its subsidiaries or any ERISA Affiliate has incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

                  (d) Each SPX Canadian Pension Plan that is a defined benefit pension plan is not underfunded on either a "going concern" and a "solvency" basis by more than

$3,000,000, as determined in accordance with the actuarial assumptions and methods used in the most recent actuarial report filed with (and accepted for filing by) the applicable Governmental Authorities in respect of each such SPX Canadian Pension Plan. There has been no withdrawal by SPX of assets from any SPX Canadian Pension Plan and no application for approval of a withdrawal of assets has been made to any Governmental Authority. Any application of surplus assets in any of the SPX Canadian Pension Plans to offset required employer contributions to such SPX Canadian Pension Plans has been permitted by Law and was permitted under the terms of the relevant SPX Canadian Pension Plan and associated funding agreement.

                  (e) All liabilities for benefits arising out of or relating to each SPX Benefit Plan established or operated pursuant to the Laws of any jurisdiction other than the United States or Canada (i) have been determined in accordance with the terms of the applicable plan document, applicable Law and actuarial assumptions appropriate for such jurisdiction and in a manner that fairly reflects the total liabilities of the applicable SPX Benefit Plan, and
(ii) have been accurately reserved against or disclosed in the audited consolidated financial statements of SPX.

                  (f) The execution of this Agreement or performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any SPX Benefit Plan, employment, termination or severance Contract, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of SPX to amend or terminate any SPX Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable Taxes. The execution of this Agreement or performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment or benefit being made by SPX or any of its affiliates with respect to any employee of SPX that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (g) Neither SPX, any of its subsidiaries, nor any ERISA Affiliate has any material liability with respect to any benefit plan which provides life insurance, medical, severance or other employee welfare benefits to any of its employees upon his retirement or termination of employment, except as may be required by Section 4980B of the Code or any other Law.

                  (h) Neither SPX, any of its subsidiaries, nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (a "MULTI-EMPLOYER PLAN"), which liability has not been fully paid as of the date hereof. As of the Effective Time, SPX, each of its subsidiaries and each ERISA Affiliate will not have completely or partially withdrawn from any Multi-Employer Plan and will not be subject to any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Effective Date. Neither SPX, any of its subsidiaries nor any ERISA Affiliate has knowledge that any Multi-Employer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA.

                  (i) SPX and each of its subsidiaries (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours; and
(ii) has withheld all material amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to its employees.

                  (j) No work stoppage or labor strike against SPX or any of its subsidiaries is pending or, to the knowledge of SPX, threatened. Neither SPX nor any of its subsidiaries (i) is involved in or, to the knowledge of SPX, threatened with any material labor dispute, grievance, or litigation relating to labor matters, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; or (ii) has engaged in any material unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act.

SECTION D.17 INSURANCE.

                  Section D.17 of the SPX Disclosure Letter is a true and complete description of all policies of fire, liability, production, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by SPX or any of its subsidiaries currently in effect or in effect at any time since December 31, 1999 covering the assets, business, operations, officers, directors or employees of SPX or any of its subsidiaries. All current insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time have been paid or will be paid prior to the Effective Time, and no notice of cancellation or termination has been received with respect to any such policy. Such policies
(i) are sufficient for compliance with all requirements of Law and of all Contracts to which SPX or any of its subsidiaries is a party, (ii) cover the respective policy periods and the risks or matters, and provide the coverage (including any deductibles or retentions), set forth in Section D.17 of the SPX Disclosure Letter and (iii) will not in any way be affected by, or terminate or lapse by reason of, the Transactions. During the last three years, neither SPX nor any of its subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Neither SPX nor any of its subsidiaries has received any notice of increase in premiums with respect to, or cancellation or non-renewal of, any of its insurance policies, and neither SPX nor any of its subsidiaries has made any claim against an insurance policy as to which the insurer is denying coverage or defending the claim under a reservation of rights.

SECTION D.18 INTELLECTUAL PROPERTY.

                  With respect to each item of intellectual property or proprietary information used in the business of SPX and its subsidiaries ("SPX INTELLECTUAL PROPERTY"), SPX and its subsidiaries own or are validly licensed, or otherwise possess legally enforceable rights, to use the SPX Intellectual Property and the consummation of the transactions contemplated hereby will not alter or impair such ability in any respect, except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on SPX. To SPX's knowledge, the conduct of the business of SPX and its subsidiaries and the SPX Intellectual Property do not infringe any rights of any Third Party, and, neither SPX nor any of its subsidiaries has received any written notice from any other third party pertaining to or challenging the right of SPX or any of its subsidiaries to use any of the SPX Intellectual Property. To SPX's knowledge, no third party is infringing upon any of the SPX Intellectual Property, except as do not, individually or in the aggregate, have a Material Adverse Effect on SPX. With respect to each item of SPX Intellectual Property that is an application, either SPX or the applicable subsidiary is the applicant or has the right to require the applicant to transfer ownership to SPX or such subsidiary of the application and of the registration once it issues. All rights of SPX and its subsidiaries in the SPX Intellectual Property are valid and subsisting and in full force and effect, except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on SPX. The SPX Intellectual Property is all the intellectual property that is necessary for conduct of the business of SPX and its subsidiaries, as is currently conducted.

SECTION D.19 TITLE TO ASSETS.

                  SPX and its subsidiaries own or hold under valid Contracts all of the assets, tangible or intangible, necessary for the conduct of their business as currently conducted except where the failure to own or so hold such assets does not, individually or in the aggregate, have a Material Adverse Effect on SPX.

SECTION D.20 OPINION OF FINANCIAL ADVISOR.

                  The Board of Directors of SPX has received the opinion of Chase Securities Inc. to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to SPX and such opinion has not been revoked or modified in any respect. A copy of the written opinion of Chase Securities Inc. to the foregoing effect will be delivered to UDI as soon as practicable after the date of this Agreement.

SECTION D.21  MATERIAL CONTRACTS.
                  Each note, mortgage, indenture, nongovernmental permit or license, lease or other contract, agreement, commitment or arrangement (each, a "CONTRACT") binding upon SPX or any of its subsidiaries (each, an "SPX CONTRACT"), that is required to be described in the SPX Securities Reports has been described in the SPX Securities Reports, and all of the SPX Contracts that are required to be filed as exhibits thereto are filed as exhibits thereto. Neither SPX nor any of its subsidiaries nor, to SPX's knowledge, any other party is in breach of or in default under any SPX Contract except for such breaches and defaults which do not, individually or in the aggregate, have a Material Adverse Effect on SPX.

                                  SCHEDULE "E"

                      REPRESENTATIONS AND WARRANTIES OF UDI

         UDI hereby represents and warrants to and in favour of SPX as follows, except as otherwise disclosed in the corresponding Sections or Subsections of the UDI Disclosure Letter:

SECTION E.1 ORGANIZATION AND QUALIFICATION.

         UDI is a corporation duly continued under and governed by the CBCA and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of UDI's subsidiaries is a corporation duly incorporated and organized and validly existing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. UDI and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on UDI. The copies of UDI's certificate of incorporation and bylaws filed or incorporated by reference in UDI's Annual Report on Form 10-K for the year ended December 31, 1999 (as amended by Amendment No. 1 on Form 10-K/A), ("UDI'S 1999 FORM 10-K") are complete and correct, have not been amended and are in full force and effect.

SECTION E.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

         UDI has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by UDI's Board of Directors, and no other corporate proceedings on the part of UDI are necessary to authorize this Agreement and the Transactions (except for obtaining shareholder approval of the Arrangement Resolution). The Board of Directors of UDI, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined (a) that the Transactions are in the best interest of UDI and its shareholders and (b) to recommend to UDI's shareholders that they vote their UDI Shares in favor of the Transactions (the "UDI BOARD RECOMMENDATION"), and the UDI Board Recommendation has not been revoked or modified. This Agreement has been duly executed and delivered by UDI and constitutes the legal, valid and binding obligation of UDI enforceable against UDI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and to general principles of equity.

SECTION E.3 NO VIOLATIONS.

(1) Neither the execution and delivery of this Agreement by UDI, the consummation of the Transactions nor compliance by UDI with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of or the creation of any rights in favour of another party under, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration or any other change in any of the rights or obligations of any party under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UDI or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the UDI Governing Documents or the comparable governing documents of any of its subsidiaries or (y) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, or other Contract, instrument or obligation to which UDI or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which UDI or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section E.3(2) below, violate any judgment, ruling, order, writ, injunction, determination, award, decree or Law applicable to UDI or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults or terminations which would not, or any consents, approvals or notices which, if not given or received, would not, individually or in the aggregate, have a Material Adverse Effect on UDI).

(2) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority is required to be obtained in connection with the execution and delivery of this Agreement or the consummation of the Transactions other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the CBCA, (D) the Regulatory Approvals relating to UDI,
         (E) consents, approvals, orders, authorizations, declarations or filings of or with any Governmental Authority that are required solely as a result of the identity or legal or regulatory status of SPX and
         (F) any other consents, approvals, orders, authorizations, declarations, or filings of or with a Governmental Authority which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect on UDI.

SECTION E.4 CAPITALIZATION.

         The authorized share capital of UDI consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of March 1, 2001, 39,134,539 UDI Shares and no preferred shares were issued and outstanding, and 3,040,020 UDI Shares were reserved for issuance pursuant to the exercise of outstanding UDI Options in that amount granted under the Stock Option Plan and set forth in Section

E.4 of the UDI Disclosure Letter. Except for the aforesaid 3,040,020 UDI Options, there are no options, warrants or other rights, agreements or commitments of any character whatsoever ("UDI SHARE ARRANGEMENTS") requiring the issuance, grant, sale or transfer by UDI of any shares of UDI (including the UDI Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of UDI (including the UDI Shares) (collectively with the shares of UDI, "UDI SECURITIES"), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of UDI ("UDI PHANTOM RIGHTS"). Since March 1, 2001, there have been no increases to any of the amounts set forth above, other than increases in the number of outstanding UDI Shares by reason of issuance of UDI Shares upon exercise of any of the outstanding UDI Options set forth above, which issuances have reduced the number of such outstanding UDI Options by a corresponding amount. There are no obligations of UDI or any subsidiary to repurchase, redeem or otherwise acquire any UDI Securities. All outstanding UDI Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all UDI Shares issuable upon exercise of outstanding UDI Options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights.

SECTION E.5 NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2000, there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on UDI.

SECTION E.6 NO UNDISCLOSED MATERIAL LIABILITIES.

         Neither UDI nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise (and whether or not the subject of any other representation or warranty hereunder), except (a) liabilities or obligations reserved against or disclosed in the audited consolidated financial statements of UDI as of and for the fiscal year ended December 31, 2000 (the "UDI 2000 FINANCIAL STATEMENTS") (copies of which audited consolidated financial statements have been previously delivered to SPX) or disclosed in the footnotes thereto or otherwise disclosed in UDI's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 or UDI's 1999 Form 10-K to the extent not superceded by the UDI 2000 Financial Statements (in each case, in the amount or of the magnitude so reserved against or disclosed), and
(b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on UDI.

SECTION E.7 BROKERAGE FEES.

         UDI has not retained (nor will it retain) any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any of the Transactions or any other transactions presently ongoing or contemplated, except that BMO Nesbitt Burns, Inc. ("BMO NESBITT BURNS"), J.P. Morgan Securities, Inc. ("J.P. MORGAN") and Lincoln Partners LLC have been retained as UDI's financial advisors in connection with certain matters, including the Transactions. UDI has delivered to SPX a true and complete copy of its agreements with each of BMO Nesbitt Burns, J.P. Morgan and Lincoln Partners LLC.

SECTION E.8 CONDUCT OF BUSINESS.

         Since September 30, 2000, neither UDI nor any of its subsidiaries has taken any action (i) that would be in violation of Section 6.1(b), Section 6.1(c)(x), Section 6.1(d) or Section 6.1(e) of the Agreement if such provision had been in effect since such date or (ii) that would be in violation in any material respect of any other provision of Section 6.1 of the Agreement if such provision had been in effect since such date.

SECTION E.9 REPORTS.

(1) UDI has timely filed with the Securities Authorities all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Securities Laws (such documents, as supplemented or amended since the time of filing, and including all exhibits and schedules thereto and documents incorporated by reference therein, the "UDI SECURITIES REPORTS"). UDI has heretofore delivered to SPX true and complete copies of the UDI Securities Reports. As of their respective dates, the UDI Securities Reports did not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading in light of the circumstances under which they were made, and complied in all material respects with all applicable requirements of Law. The audited financial statements and unaudited interim financial statements (including any related notes or schedules) of UDI and its consolidated subsidiaries publicly issued by UDI, or included or incorporated by reference in the UDI Securities Reports and the UDI 2000 Financial Statements, were prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of UDI's independent accountants; or
         (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of UDI and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments which, individually or in the aggregate, would not be material in amount or effect).

(2) UDI will deliver to SPX as soon as they become available true and complete copies of any UDI Securities Report filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such UDI Securities Reports (excluding any information therein provided by SPX, as to which UDI makes no representation) will not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of Law. The financial statements of UDI and its consolidated subsidiaries (including any related notes or schedules) issued thereby or to be included or incorporated by reference in such UDI Securities Reports (excluding any information therein provided by SPX, as to which UDI makes no representation) will be prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of UDI's independent accountants; or
         (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of UDI and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments which, individually or in the aggregate, would not be material in amount or effect).

(3) UDI is a reporting issuer not in default of any of its obligations under Canadian Securities Laws.

(4) UDI is a "foreign private issuer" within the meaning of Rule 3b-4 under the Exchange Act and is not subject to Regulation 14A under the Exchange Act.

SECTION E.10 U.S. REGISTRATION.

         The UDI Shares were not issued by a closed-end investment company registered under the United States Investment Company Act of 1940.

SECTION E.11 SUBSIDIARIES.

         (a) All of the capital stock of, or other ownership interest in, each of UDI's subsidiaries is validly issued, fully paid and nonassessable and is beneficially owned, directly or indirectly, by UDI, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever. There are no existing UDI Share Arrangements requiring the issuance, grant, sale or transfer by any UDI subsidiary of any shares of any UDI subsidiary or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of any UDI subsidiary (collectively with shares of any UDI subsidiary, "UDI SUBSIDIARY SECURITIES"), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of any UDI subsidiary ("UDI SUBSIDIARY PHANTOM RIGHTS"). There are no obligations of UDI or any subsidiary to repurchase, redeem or otherwise acquire any UDI Subsidiary Securities. None of the certificates of incorporation or bylaws or other organizational documents of any of UDI's subsidiaries purport to grant rights to any Person or group other than (1) customary rights with respect to corporate governance given to all shareholders pro rata in accordance with their holdings and (2) customary rights of indemnification of directors and officers.

         (b) A complete listing of UDI's subsidiaries, other than inactive subsidiaries with less than $1,000,000 in assets or liabilities (including contingent liabilities) (the "UDI INACTIVE SUBSIDIARIES") is set forth in Section E.11(b) of the UDI Disclosure Letter. Except as set forth in Section E.11(b) of the UDI Disclosure Letter, neither UDI nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other entity other than the UDI Inactive Subsidiaries.

SECTION E.12 LITIGATION.

         There is no litigation, suit, claim, action, prosecution, proceeding or governmental investigation pending or, to the knowledge of UDI, threatened against or relating to UDI or any of its subsidiaries (including, for greater certainty, with respect to any environmental or employee matters) that (i) involves a claim against UDI or any of its subsidiaries that (x) could reasonably be expected to result in damages in excess of $1,000,000 or seeks damages in excess of $5,000,000, (y) seeks injunctive or other equitable relief or (z) individually or in the aggregate, would, if successful (and regardless of amount), have a Material Adverse Effect on UDI; or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay or limit the performance of this Agreement by UDI or any of the transactions contemplated hereby. Neither UDI (or any of its subsidiaries) nor any property or asset of UDI (or any of its subsidiaries) is subject to any Governmental Order which, individually or in the aggregate, would prevent UDI from performing its material obligations under this Agreement or has a Material Adverse Effect on UDI.

SECTION E.13 ENVIRONMENTAL.

(1) UDI and its subsidiaries have been and are in compliance with all applicable environmental Laws, except for non-compliance that does not, individually or in the aggregate, have a Material Adverse Effect on UDI.

(2) Since December 31, 1998, neither UDI nor any of its subsidiaries has ever received any notice of or been prosecuted for material non-compliance with any


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

         environmental Laws, nor has UDI or any of its subsidiaries settled any allegation of non-compliance short of prosecution.

(3) There are no actual or, to the knowledge of UDI, threatened orders, warnings or directions relating to environmental matters requiring any work, repair or construction or capital expenditures to be made with respect to any of UDI's or any of its subsidiaries' properties or operations, nor has UDI or any of its subsidiaries received notice of any of the same, that, individually or in the aggregate, have a Material Adverse Effect on UDI.

(4) There is not on, in or under any property currently or, to UDI's knowledge, previously owned, leased, managed, controlled or operated by UDI or any of its subsidiaries any of the following: (1) underground storage tanks or surface impoundments, (2) asbestos-containing materials, (3) polychlorinated biphenyls, or (4) other "Hazardous Substances" (as such term is defined under the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended as of the date hereof) or "contaminants" (as such term is defined in the Ontario Environmental Protection Act) or petroleum products, in each case which would reasonably be expected to form the basis of liability or other obligation of UDI or any of its subsidiaries under any applicable environmental Laws except for such liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on UDI.

SECTION E.14 TAX MATTERS.

(1) UDI and its subsidiaries have timely filed all Tax Returns required to be filed by applicable Law with respect to each of UDI and its subsidiaries or any of their income, properties or operations, except where the failure to file does not, individually or in the aggregate, have a Material Adverse Effect on UDI. All such Tax Returns are true, accurate and complete and accurately set forth all items required to be reflected or included in such Tax Returns by applicable Tax Laws, except to the extent that any inaccuracies in filed Tax Returns do not, individually or in the aggregate, have a Material Adverse Effect on UDI. UDI and its subsidiaries have timely paid all Taxes attributable to each of UDI and its subsidiaries that were due and payable without regard to whether such Taxes have been assessed, except to the extent that failure to pay does not, individually or in the aggregate, have a Material Adverse Effect on UDI. UDI has made available to SPX complete and accurate copies of all United States and Canadian federal, state, provincial, local and foreign income tax and corporate tax returns, and any amendments thereto, filed by or on behalf of UDI or any of its subsidiaries or any member of a group of corporations including UDI or any of its subsidiaries for the taxable years ending 1997, 1998 and 1999.



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

(2) There are no pending or, to the knowledge of UDI, threatened audits, examinations, investigations, deficiencies, claims or other proceedings relating to Taxes of UDI or any of its subsidiaries. UDI and its subsidiaries have made adequate provisions in accordance with Canadian generally accepted accounting principles appropriately and consistently applied to each of UDI and its subsidiaries in the consolidated financial statements included in the UDI Securities Reports referred to in Section E.9(1) and in the UDI 2000 Financial Statements for the payment of all Taxes for which UDI and its subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. None of UDI or any of its subsidiaries is liable for Taxes in respect of the period after the date of such consolidated financial statements other than in respect of Taxes arising in the ordinary course of business and Taxes that do not, individually or in the aggregate, have a Material Adverse Effect on UDI.

(3) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of UDI or any of its subsidiaries, including, without limitation, any waiver or other arrangement providing for an extension of time with respect to the filing of any such Tax Return, the payment of any Tax or the issuance of an assessment or reassessment. Neither UDI nor any of its subsidiaries has made an election under Section 341(f) of the Code. Neither UDI nor any of its subsidiaries (i) has any Tax liability under United States Treasury Regulation Section 1.1502-6 or analogous state, provincial, local, or foreign law provision for the Tax liabilities of any entity other than UDI or any of its subsidiaries, or as a transferee or successor, except to the extent any such liabilities do not, individually or in the aggregate, have a Material Adverse Effect on UDI, or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than UDI or any of its subsidiaries that remains in effect and under which UDI or any such subsidiary could have any material liability for Taxes. Neither UDI nor any of its subsidiaries has liability for the Taxes of another Person pursuant to Section 160 of the Income Tax Act (Canada) (the "ITA")or any analogous provincial provision. No claim has been made in writing by a taxing authority in a jurisdiction where UDI or any of its subsidiaries does not file Tax Returns that UDI or any of its subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to UDI or such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on UDI. Neither UDI nor any subsidiary that is not a domestic corporation within the meaning of Section 7701 of the Code is or has ever been engaged in a trade or business in the United States for United States federal income tax purposes, nor does UDI or any such subsidiary own any "United States real property Interest" within the meaning of Section 897 of the Code. Neither UDI nor any of its subsidiaries is or has been a controlled foreign corporation within the meaning of Section 957 of the Code.

(4) There has been no change in ownership of UDI or any of its subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Subsections 111(4) or (5) of the ITA or any similar provincial provisions. UDI and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Tax authority when required by Law to do so, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on UDI. With respect to any taxable period ended prior to December 31, 1994, all United States federal and state income Tax Returns and Canadian federal and provincial income and capital Tax Returns of UDI and its subsidiaries have been audited by the relevant Taxing Authority or are closed by the applicable statue of limitations. None of UDI or any of its subsidiaries has entered into an agreement contemplated by Section 191.3 of the ITA. For all transactions between UDI or any of its subsidiaries, on the one hand, and any non-resident Person with whom UDI or such subsidiary was not dealing at arm's-length, for the purposes of the ITA, on the other hand, during a taxation year commencing after 1998 and ending before the Effective Date, UDI or such subsidiary has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the ITA. UDI and each of its subsidiaries is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Transactions shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

SECTION E.15 COMPLIANCE WITH LAWS.

         UDI and each of its subsidiaries each:

                  (a) conducts its businesses in compliance with all Laws applicable thereto or to its employees or properties;

                  (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to UDI's knowledge, no suspension or cancellation of any of them is threatened; and

                  (c) has received, since December 31, 1998, no notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any Laws or Governmental Orders, (ii) threatening to revoke any permit, license, authorization, order or approval, or (iii) failing to approve any proposed acquisition, or stating the intention not to approve any acquisition proposed to be effected by it within a certain time period or indefinitely;

except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on UDI.

SECTION E.16 EMPLOYEE BENEFITS.

                  (a) True and complete copies of all UDI Benefit Plans and related documents, and all amendments thereto, have been made available to SPX.

                  (b) UDI has administered each UDI Benefit Plan in all material respects in accordance with the terms thereof and all applicable Laws and all contributions, premiums and payments required to be made under the terms of any UDI Benefit Plan have been made. Each UDI Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and UDI is not aware of any circumstances reasonably likely to adversely affect the qualified status of such plan. UDI has made available to SPX reasonably acceptable evidence that each UDI Canadian Pension Plan and all amendments thereto have been accepted for registration by Canada Customs and Revenue Agency and any provincial Governmental Authority having jurisdiction over such UDI Canadian Pension Plan. Nothing has occurred which would result in the revocation of the registration of any UDI Canadian Pension Plan under the ITA and any applicable provincial pension legislation. All amounts paid by UDI under the provisions of the UDI Canadian Pension Plans will be deductible for income tax purposes.

                  (c) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by UDI or any of its subsidiaries or any ERISA Affiliate. No Pension Plan of UDI or any of its subsidiaries or any ERISA Affiliate has incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

                  (d) Each UDI Canadian Pension Plan that is a defined benefit pension plan is fully funded on both a "going concern" and a "solvency" basis, as determined in accordance with the actuarial assumptions and methods used in the most recent actuarial report filed with (and accepted for filing by) the applicable Governmental Authorities in respect of each such UDI Canadian Pension Plan. There has been no withdrawal by UDI of assets from any UDI Canadian Pension Plan and no application for approval of a withdrawal of assets has been made to any Governmental Authority. Any application of surplus assets in any of the UDI Canadian Pension Plans to offset required employer contributions to such UDI Canadian Pension Plans has been permitted by Law and was permitted under the terms of the relevant UDI Canadian Pension Plan and associated funding agreement.

                  (e) All liabilities for benefits arising out of or relating to each UDI Benefit Plan established or operated pursuant to the Laws of any jurisdiction other than the United States or Canada (i) have been determined in accordance with the terms of the applicable plan document, applicable Law and actuarial assumptions appropriate for such jurisdiction and in a manner that fairly reflects the total liabilities of the applicable UDI Benefit Plan, and
(ii) have been accurately reserved against or disclosed in the audited consolidated financial statements of UDI.

                  (f) The execution of this Agreement or the performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any UDI Benefit Plan, employment, termination or severance Contract or other Officer Obligation, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of UDI or SPX to amend or terminate any UDI Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable Taxes. The execution of this Agreement or performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment or benefit being made by UDI, SPX, or any of their respective affiliates with respect to any employee of UDI that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (g) Neither UDI, any of its subsidiaries, nor any ERISA Affiliate has any material liability with respect to any benefit plan which provides life insurance, medical, severance or other employee welfare benefits to any of its employees upon his retirement or termination of employment, except as may be required by Section 4980B of the Code or any other Law.

                  (h) Neither UDI, any of its subsidiaries, nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Multi-Employer Plan which liability has not been fully paid as of the date hereof. As of the Effective Time, UDI, each of its subsidiaries and each ERISA Affiliate will not have completely or partially withdrawn from any Multi-Employer Plan and will not be subject to any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Effective Date. Neither UDI, any of its subsidiaries nor any ERISA Affiliate has knowledge that any Multi-Employer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA.

                  (i) UDI and each of its subsidiaries (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor,





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

terms and conditions of employment and wages and hours; and (ii) has withheld all material amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to its employees.

                  (j) No work stoppage or labor strike against UDI or any of its subsidiaries is pending or, to the knowledge of UDI, threatened. Neither UDI nor any of its subsidiaries (i) is involved in or, to the knowledge of UDI, threatened with any material labor dispute, grievance, or litigation relating to labor matters, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; or (ii) has engaged in any material unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act.

                  (k) Schedule E.16(k) of the UDI Disclosure Letter lists all Officer Obligations to (a) any directors or officers of UDI or any subsidiary, and (ii) any employee of UDI or any subsidiary involving payments to such employee in excess of $100,000 per year or $200,000 in the aggregate. True and complete copies of all Contracts reflecting or relating to Officer Obligations that are required to be disclosed on Schedule E.16 (k) of the UDI Disclosure Letter have been delivered to SPX.

SECTION E.17 INSURANCE.

                  Section E.17 of the UDI Disclosure Letter is a true and complete description of all policies of fire, liability, production, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by UDI or any of its subsidiaries currently in effect or in effect at any time since December 31, 1999 covering the assets, business, operations, officers, directors or employees of UDI or any of its subsidiaries. All current insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time have been paid or will be paid prior to the Effective Time, and no notice of cancellation or termination has been received with respect to any such policy. Such policies
(i) are sufficient for compliance with all requirements of Law and of all Contracts to which UDI or any of its subsidiaries is a party, (ii) cover the respective policy periods and the risks or matters, and provide the coverage (including any deductibles or retentions), set forth in Section E.17 of the UDI Disclosure Letter and (iii) will not in any way be affected by, or terminate or lapse by reason of, the Transactions. During the last three years, neither UDI nor any of its subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Neither UDI nor any of its subsidiaries has received any notice of increase in premiums with respect to, or cancellation or non-renewal of, any of its insurance policies, and neither UDI nor any of its subsidiaries has made any claim against an insurance policy as to which the insurer is denying coverage or defending the claim under a reservation of rights.

SECTION E.18 INTELLECTUAL PROPERTY.

                  With respect to each item of intellectual property or proprietary information used in the business of UDI and its subsidiaries ("UDI INTELLECTUAL PROPERTY"), UDI and its subsidiaries own or are validly licensed, or otherwise possess legally enforceable rights, to use the UDI Intellectual Property and the consummation of the transactions contemplated hereby will not alter or impair such ability in any respect, except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on UDI. To UDI's knowledge, the conduct of the business of UDI and its subsidiaries and the UDI Intellectual Property do not infringe any rights of any Third Party, and, neither UDI nor any of its subsidiaries has received any written notice from any other third party pertaining to or challenging the right of UDI or any of its subsidiaries to use any of the UDI Intellectual Property. To UDI's knowledge, no third party is infringing upon any of the UDI Intellectual Property, except as do not, individually or in the aggregate, have a Material Adverse Effect on UDI. With respect to each item of UDI Intellectual Property that is an application, either UDI or the applicable subsidiary is the applicant or has the right to require the applicant to transfer ownership to UDI or such subsidiary of the application and of the registration once it issues. All rights of UDI and its subsidiaries in the UDI Intellectual Property are valid and subsisting and in full force and effect, except for instances which do not, individually or in the aggregate, have a Material Adverse Effect on UDI. The UDI Intellectual Property is all the intellectual property that is necessary for conduct of the business of UDI and its subsidiaries, as is currently conducted.

SECTION E.19 TITLE TO ASSETS.

                  UDI and its subsidiaries own or hold under valid Contracts all of the assets, tangible or intangible, necessary for the conduct of their business as currently conducted except where the failure to own or so hold such assets does not, individually or in the aggregate, have a Material Adverse Effect on UDI.

SECTION E.20 OPINION OF FINANCIAL ADVISOR.

                  The Board of Directors of UDI has received the opinion of BMO Nesbitt Burns, to the effect that, as of the date of this Agreement, the Transaction Consideration is fair to UDI's shareholders from a financial point of view, and such opinion has not been revoked or modified in any respect. A copy of the written opinion of BMO Nesbitt Burns to the foregoing effect will be delivered to SPX as soon as practicable after the date of this Agreement.

SECTION E.21 SHAREHOLDER LIST.

                  A list of UDI's shareholders of record as of March 5, 2001 is included in Section E.21 of the UDI Disclosure Letter. The list accurately reflects the information contained in the books and records of UDI and its transfer agent as to the name and address of each shareholder of record of UDI as of such date.

SECTION E.22 MATERIAL CONTRACTS.

                  Each Contract binding upon UDI or any of its subsidiaries (each, an "UDI CONTRACT"), that is required to be described in the UDI Securities Reports has been described in the UDI Securities Reports, and all of the UDI Contracts that are required to be filed as exhibits thereto are filed as exhibits thereto. Neither UDI nor any of its subsidiaries nor, to SPX's knowledge, any other party is in breach of or in default under any UDI Contract except for such breaches and defaults which do not, individually or in the aggregate, have a Material Adverse Effect on UDI. Neither UDI nor any of its subsidiaries is a party to any Contract (a) containing any provision or covenant limiting in any material respect the ability of UDI or any of its subsidiaries to (i) sell any product or service of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person, (b) relating to the pending purchase or sale of any material amount of assets of UDI or any of its subsidiaries, or (c) relating to the pending acquisition, merger or purchase of all or substantially all of the business, or any product line or the capital stock of any Person.

SECTION E.23 REQUIRED VOTE.

                  Subject to receipt of the Interim Order, the affirmative vote of the holders of 66 2/3% of the votes cast on the Arrangement Resolution by UDI Shareholders present in person or by proxy at the UDI Shareholders Meeting is required for the approval of the Transactions (the "UDI SHAREHOLDERS APPROVAL"). No other vote of UDI's shareholders is required under Law, UDI's articles or otherwise in order for UDI to consummate the Transactions.

SECTION E.24 SOLVENCY.

                  UDI is not "insolvent" for the purposes of Section 192(2) of the CBCA.




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